                        POOLING AND SERVICING AGREEMENT

                                     AMONG

                        NAVISTAR FINANCIAL CORPORATION

                                   SERVICER

               NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION

                                    SELLER

                                      AND

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

          NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE

                         DATED AS OF NOVEMBER 1, 2000

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                               TABLE OF CONTENTS

      SECTION 2.04.     Acceptance   by   Owner   Trustee;   Limitation   on
                        Transfer of International Purchase Obligations.......3
      SECTION 2.05.     Representations and Warranties as to the Receivables.4

      SECTION 3.09.     Total and Supplemental  Servicing Fees;  Payment of

ARTICLE IV SERVICER'S COVENANTS;  DISTRIBUTIONS;  RESERVE  ACCOUNT;STATEMENTS
        TO NOTEHOLDERS AND CERTIFICATEHOLDERS................................9
      SECTION 4.01.     Annual Statement as to Compliance: Notice of Servicer
                        Default..............................................9
      SECTION 4.02.     Annual Independent Accountants' Report...............9
      SECTION 4.03.     Access  to  Certain  Documentation  and  Information
                        Regarding Receivables...............................10
      SECTION 4.04.     Amendments to Schedule of Receivables...............10
      SECTION 4.05.     Assignment of Administrative Receivables and Warranty

      SECTION 5.05.     Investment Earnings and Supplemental Servicing Fees.19
      SECTION 5.06.     Monthly Advances....................................19
      SECTION 5.07.     Additional Deposits.................................20

ARTICLE VITHE SELLER; REPRESENTATIONS AND WARRANTIESOF THE SELLER AND THE
              SERVICER......................................................20
      SECTION 6.01.     Representations and Warranties of the Seller and the
                        Servicer............................................20
      SECTION 6.02.     Liability of Seller.................................22
      SECTION 6.03.     Merger or  Consolidation  of, or Assumption of the
                        Obligations  of, Seller; Amendment of Certificate of

      SECTION 7.02.     Merger or  Consolidation  of, or Assumption of the

      SECTION 8.03.     Indenture Trustee to Act; Appointment of Successor..28

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EXHIBIT A   Form of PSA Assignment

EXHIBIT B   Locations of Schedule of Receivables

APPENDIX A  Defined Terms and Rules of Construction

APPENDIX B  Notice Addresses and Procedures

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      THIS POOLING AND  SERVICING  AGREEMENT is made as of November 1, 2000 by and among Navistar Financial  Corporation,  a Delaware corporation ("NFC" and, in its capacity as Servicer  hereunder,  the "Servicer"),  Navistar  Financial
Retail Receivables  Corporation,  a Delaware  corporation ("NFRRC" and, in its capacity as the Seller  hereunder,  the  "Seller"),  and Chase  Manhattan Bank
USA,  National  Association,  a  national  banking  association,  not  in  its individual  capacity,  but solely as Owner Trustee  under the Trust  Agreement
(the "Owner Trustee").

      WHEREAS,  NFC has sold the  Receivables  to the Seller  pursuant  to the
Purchase Agreement.

      WHEREAS,  the  Seller  desires  to sell  the  Receivables  to the  Owner
Trustee in exchange for the  Securities  and the  Servicer  desires to perform the servicing  obligations  set forth herein for and in  consideration  of the fees and other benefits set forth in this Agreement.

      WHEREAS,  the Seller and the Owner  Trustee  wish to set forth the terms pursuant  to which the  Receivables  are to be sold by the Seller to the Owner
Trustee on behalf of the Trust and serviced by the Servicer.

      NOW,  THEREFORE,  in consideration of the foregoing,  the other good and valuable  consideration  and the mutual terms and covenants  contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION I.1.      Definitions.  Certain  capitalized  terms  used in the
above  recitals  and in this  Agreement  are  defined  in and  shall  have the respective  meanings  assigned them in Part I of Appendix A to this Agreement.
All  references  herein to "the  Agreement"  or "this  Agreement"  are to this
Pooling  and  Servicing  Agreement  as it  may  be  amended,  supplemented  or modified  from time to time,  the exhibits  hereto and the  capitalized  terms used herein which are defined in such  Appendix A, and all  references  herein
to  Articles,   Sections  and  subsections   are  to  Articles,   Sections  or
subsections  of this  Agreement  unless  otherwise  specified.  The  rules  of construction  set forth in Part II of such  Appendix A shall be  applicable to this Agreement.

                                  ARTICLE II
         CONVEYANCE OF RECEIVABLES; ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION II.1.     Conveyance of  Receivables.  In  consideration  of the
Owner  Trustee's  delivery  of the  Securities  to, or upon the order of,  the
Seller,  the Seller does hereby enter into this Agreement and agree to fulfill all of its obligations  hereunder and to sell, transfer,  assign, set over and otherwise  convey to Chase Manhattan Bank USA,  National  Association,  not in
its  individual  capacity,  but  solely  as Owner  Trustee,  under  the  Trust
Agreement,  without  recourse,  pursuant to an assignment in the form attached hereto as Exhibit A (the "PSA  Assignment"),  all right, title and interest of the Seller in, to and under:

      (a)   the Retail  Notes listed on the  Schedule of  Receivables  and all monies paid thereon  (including  Liquidation  Proceeds) and due  thereunder on and after the Cutoff Date;

      (b)   the  security  interests  in  the  Financed  Vehicles  granted  by
Obligors  pursuant to the Receivables and, to the extent permitted by law, any accessions thereto which are financed by NFC;

      (c)   the benefits of any lease  assignments with respect to the related
Financed Vehicles;

      (d)   any  proceeds  from any  Insurance  Policies  with  respect to the
Receivables;

      (e)   any   proceeds   from  Dealer   Liability   with  respect  to  the
Receivables,   proceeds  from  any  International  Purchase  Obligations  with respect to the  Receivables  (subject to the  limitations set forth in Section
2.04) and proceeds from any Guaranties of Receivables;

      (f)   the  Purchase  Agreement,  the PA  Assignment,  and the  Custodian
Agreement,  including  the right of the  Seller to cause  NFC to  perform  its obligations  thereunder  (including the  obligation to repurchase  Receivables under certain circumstances); and

      (g)   any  proceeds of the property  described in clauses (a),  (b), (c)
and (f) above.

It  is  the  intention  of  the  Seller  that  the  transfer  and   assignment
contemplated  by this Section 2.01 shall  constitute a sale of the Receivables from the  Seller  to the  Owner  Trustee,  on  behalf  of the  Trust,  and the beneficial  interest  in and title to the  assets  conveyed  pursuant  to this
Section  2.01  shall  not be part of the  Seller's  estate in the event of the filing of a bankruptcy  petition by or against the Seller under any bankruptcy law.  Within two Business Days after the Closing Date,  the Seller shall cause to be deposited into the  Collection  Account all  collections  (from whatever source) on or with  respect to the assets  conveyed  pursuant to this  Section
2.01  received  by the  Seller  pursuant  to  Section  5.07  of  the  Purchase
Agreement.  The Seller and the  Servicer  intend to treat  such  transfer  and assignment  as a sale for  accounting  and tax purposes.  Notwithstanding  the foregoing,  in the event a court of  competent  jurisdiction  determines  that such  transfer  and  assignment  did not  constitute  such a sale or that such beneficial  interest  is a part of the  Seller's  estate,  then (i) the Seller shall be deemed to have granted to the Owner Trustee,  on behalf of the Trust, a first  priority  perfected  security  interest in all of the Seller's  right title and  interest  in, to and under the  assets  conveyed  pursuant  to this
Section 2.01,  and the Seller  hereby  grants such security  interest and (ii)
the assets  conveyed  pursuant to this Section 2.01 shall be deemed to include all rights,  powers and options (but none of the  obligations,  if any) of the
Seller  under any  agreement  or  instrument  included in the assets  conveyed pursuant to this Section 2.01,  including the immediate and  continuing  right to claim for,  collect,  receive and give receipt for  principal  and interest payments  in  respect  of the  Receivables  included  in the  assets  conveyed pursuant  to this  Section  2.01  and  all  other  monies  payable  under  the
Receivables  conveyed  pursuant  to this  Section  2.01,  to give and  receive notices and other  communications,  to make  waivers or other  agreements,  to exercise all rights,  powers and options,  to bring Proceedings in the name of the Seller or  otherwise  and  generally to do and receive  anything  that the
Seller is or may be  entitled  to do or receive  under or with  respect to the assets  conveyed  pursuant to this Section  2.01.  For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

      SECTION II.2.     [Reserved.]

      SECTION II.3.     Custody of Receivable  Files.  In connection  with the
sale,  transfer and  assignment of Receivables to the Seller from NFC pursuant to the Purchase Agreement,  the Seller,  simultaneously with the execution and delivery of this Agreement,  shall enter into the Custodian Agreement with the
Custodian,   pursuant  to  which  the  Seller  shall  revocably   appoint  the
Custodian,  and the  Custodian  shall accept such  appointment,  to act as the agent of the Seller as Custodian  of the  following  documents or  instruments which  shall be  constructively  delivered  to the  Owner  Trustee,  as of the
Closing Date:

      (a)   the  fully   executed   original  of  the  Retail  Note  for  such
Receivable;

      (b)   documents evidencing or related to any Insurance Policy;

      (c)   the original  credit  application of each Obligor,  fully executed by each such Obligor on NFC's  customary  form,  or on a form approved by NFC, for such application;

      (d)   where  permitted by law, the original  certificate  of title (when received)  and  otherwise  such  documents,  if any, that NFC keeps on file in accordance with its customary procedures  indicating that the Financed Vehicle is  owned  by the  Obligor  and  subject  to  the  interest  of  NFC as  first lienholder or secured party; and

      (e)   any and all other  documents  that NFC keeps on file in accordance with its customary procedures relating to the individual  Receivable,  Obligor or Financed Vehicle.

Pursuant  to Section  2.01(f),  the rights of the Seller  under the  Custodian
Agreement are being assigned to the Owner Trustee.

      SECTION II.4.     Acceptance by Owner  Trustee;  Limitation on Transfer
of International  Purchase  Obligations.  The Owner Trustee does hereby accept all  consideration  conveyed  by the  Seller  pursuant  to Section  2.01,  and declares that the Owner Trustee shall hold such  consideration  upon the trust set  forth in the  Trust  Agreement  for the  benefit  of  Certificateholders, subject to the terms and conditions of the Trust Agreement,  the Indenture and this Agreement;  provided,  however,  that the Owner Trustee  acknowledges and agrees that (a) the rights pursuant to the International  Purchase Obligations are personal to NFC,  and only the proceeds of such rights are being  assigned to the Owner Trustee  pursuant to the terms  hereof,  (b) the Owner Trustee is not or is not intended to be a  third-party  beneficiary  of such rights,  and
(c) accordingly such rights are not exercisable by,  enforceable by or for the benefit of, or  preserved  for the benefit  of, the Owner  Trustee.  The Owner
Trustee hereby agrees and accepts the appointment and  authorization of NFC as
Servicer  under  Section  3.01.  The parties  agree that this  Agreement,  the
Indenture  and  the  Trust  Agreement  constitute  the  Further  Transfer  and
Servicing Agreements for purposes of the Purchase Agreement.

      SECTION II.5.     Representations    and   Warranties   as   to   the
Receivables.  Pursuant  to Section  2.01(f),  the Seller  assigns to the Owner
Trustee all of its right,  title and  interest  in, to and under the  Purchase
Agreement.   Such   assigned   right,   title  and   interest   includes   the
representations  and warranties of NFC made to the Seller  pursuant to Section
3.01 of the Purchase  Agreement.  The Seller hereby represents and warrants to the Owner  Trustee  that the Seller has taken no action which would cause such representations  and warranties to be false in any material  respect as of the
Closing  Date.  The  Seller  further  acknowledges  that the Owner  Trustee is relying  on the  representations  and  warranties  of the  Seller  under  this
Agreement   and  of  NFC  under  the  Purchase   Agreement  in  accepting  the
Receivables  in  trust  and  executing  and  delivering  the  Securities.  The foregoing  representation  and  warranty  speaks as of the Closing  Date,  but shall  survive the sale,  transfer and  assignment of the  Receivables  to the
Owner Trustee and the pledge thereof to the Indenture  Trustee pursuant to the
Indenture.

      SECTION II.6.     Repurchase  of  Receivables  Upon Breach of  Warranty.
Upon  discovery by the Seller,  the Servicer or either  Trustee of a breach of any of the  representations  and  warranties  in Section  3.01 of the Purchase
Agreement (and, with respect to subsection 3.01(j) of the Purchase  Agreement, irrespective of any limitation  regarding knowledge of NFC) or in Section 2.05 or Section 6.01 of this  Agreement that  materially and adversely  affects the interests of the  Securityholders  in any  Receivable,  the party  discovering such breach  shall give prompt  written  notice  thereof to the others.  As of the second  Accounting  Date  following its discovery or its receipt of notice of breach (or, at the Seller's  election,  the first Accounting Date following such  discovery),  unless  such breach  shall have been cured in all  material respects,  in the event of a breach of the representations and warranties made by the Seller in Section 2.05 or Section  6.01,  the Seller  shall  repurchase such Receivable from the Owner Trustee on the related  Distribution  Date. The
Owner Trustee shall have no affirmative  duty to conduct any  investigation as to the  occurrence  of any event  requiring the  repurchase of any  Receivable pursuant to this Section 2.06.

            The repurchase  price to be paid by any Warranty  Purchaser  shall be an amount equal to the Warranty  Payment.  It is understood and agreed that the  obligation of the Warranty  Purchaser to repurchase  any Receivable as to which a breach  has  occurred  and is  continuing  shall,  if such  repurchase obligations are fulfilled,  constitute the sole remedy against the Seller, the
Servicer  or NFC for  such  breach  available  to any  Interested  Party.  The
Servicer   acknowledges   its   obligations   to   repurchase   Administrative
Receivables  from the Owner  Trustee  pursuant  to Section  3.08 hereof and to repurchase  Warranty  Receivables  pursuant  to Section  5.04 of the  Purchase
Agreement.

                                  ARTICLE III
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

      SECTION III.1.    Duties  of  the  Servicer.   The  Servicer  is  hereby
appointed and authorized to act as agent for the Owner of the  Receivables and in such capacity shall manage,  service,  administer  and make  collections on the  Receivables  with  reasonable  care,  using  that  degree  of  skill  and attention that the Servicer  exercises  with respect to comparable  medium and heavy duty truck,  bus and trailer  receivables that it services for itself or others.  The Servicer hereby accepts such  appointment and  authorization  and agrees to perform the duties of Servicer with respect to the  Receivables  set forth herein.  The Servicer's  duties shall include  collection and posting of all  payments,  responding  to  inquiries  of  Obligors  on  the  Receivables, investigating  delinquencies,  sending payment coupons to Obligors,  reporting
tax  information  to  Obligors,   policing  the  collateral,   accounting  for
collections and furnishing  monthly and annual  statements to the Owner of any
Receivables  with  respect to  distributions,  generating  federal  income tax information and performing the other duties specified  herein.  Subject to the
provisions  of  Section  3.02,   the  Servicer   shall  follow  its  customary
standards,  policies and  procedures  and shall have full power and authority, acting  alone,  to do any and all  things in  connection  with such  managing, servicing,  administration  and  collection  that  it may  deem  necessary  or desirable.

            Without limiting the generality of the foregoing,  the Servicer is hereby  authorized and empowered by the Owner of the Receivables,  pursuant to this  Section  3.01,  to  execute  and  deliver,  on behalf of all  Interested
Parties,  or  any  of  them,  any  and  all  instruments  of  satisfaction  or cancellation,  or of  partial  or full  release  or  discharge,  and all other comparable  instruments,  with  respect to the  Receivables  and the  Financed
Vehicles.  The  Servicer is hereby  authorized  to commence in the name of the
Owner of such  Receivable  or, to the  extent  necessary,  in its own name,  a legal  proceeding  to enforce a  Liquidating  Receivable  as  contemplated  by
Section 3.04, to enforce all  obligations of NFC and NFRRC, in its capacity as the Seller or otherwise,  under each of the Purchase Agreement and the Further
Transfer and  Servicing  Agreements or to commence or  participate  in a legal proceeding  (including  a  bankruptcy  proceeding)  relating to or involving a
Receivable  or  a  Liquidating  Receivable.   If  the  Servicer  commences  or
participates  in such a legal  proceeding  in its own name,  the Owner of such
Receivable  shall  thereupon  be deemed to have  automatically  assigned  such
Receivable to the Servicer for purposes of commencing or  participating in any such proceeding as a party or claimant,  the Servicer is hereby authorized and empowered  by  the  Owner  of a  Receivable  to  execute  and  deliver  in the
Servicer's  name  any  notices,   demands,  claims,   complaints,   responses,
affidavits  or other  documents or  instruments  in  connection  with any such proceeding.  Any  Owner  of  Receivables,  upon  the  written  request  of the
Servicer,  shall  furnish the  Servicer  with any powers of attorney and other documents  and take any other steps which the Servicer  may deem  necessary or
appropriate   to  enable  the  Servicer  to  carry  out  its   servicing   and
administrative  duties under this Agreement and the other Further Transfer and
Servicing  Agreements.  Except to the extent  required  by the  preceding  two sentences,  the authority  and rights  granted to the Servicer in this Section
3.01 shall be  nonexclusive  and shall not be construed to be in derogation of the retention by the Owner of a Receivable of equivalent authority and rights.

      SECTION III.2.    Collection  of  Receivables  Payments.   The  Servicer
shall make  reasonable  efforts to collect all  payments  called for under the terms and  provisions  of the  Receivables  as and when the same shall  become due, and shall follow such  collection  practices,  policies and procedures as it follows with  respect to  comparable  medium and heavy duty truck,  bus and trailer  receivables  that  it  services  for  itself  or  others.  Except  as provided in  subsection  3.07(c),  the Servicer is hereby  authorized to grant extensions,  rebates or adjustments on a Receivable  without the prior consent of the Owner of such  Receivable  and to rewrite,  in its  ordinary  course of business,  a Receivable to reflect the Full  Prepayment  of a Receivable  with respect to any  Financed  Vehicle  without  the prior  consent of the Owner of such  Receivable.  The Servicer is authorized  in its  discretion to waive any prepayment  charge,  late  payment  charge  or  any  other  fees  that  may be collected in the ordinary course of servicing such Receivable.

      SECTION III.3.    [Reserved.]

      SECTION III.4.    Realization   Upon   Liquidating   Receivables.    The
Servicer  shall  use  reasonable   efforts,   consistent  with  its  customary
servicing  procedures,  to  repossess  or  otherwise  comparably  convert  the ownership of each Financed  Vehicle that it has reasonably  determined  should
be  repossessed  or  otherwise   converted   following  a  default  under  the
Receivable  secured by each such Financed Vehicle.  The Servicer is authorized to follow such  practices,  policies and procedures as it shall deem necessary or advisable  and as shall be customary  and usual in its  servicing of medium and heavy duty truck, bus and trailer  receivables that it services for itself or others,  which  practices,  policies and procedures may include  reasonable efforts to realize upon or obtain benefits of any lease assignments,  proceeds
from  any  Dealer  Liability,   proceeds  from  any   International   Purchase
Obligations,  proceeds  from any  Insurance  Policies  and  proceeds  from any
Guaranties, in each case with respect to the Receivables,  selling the related
Financed  Vehicle or Financed  Vehicles at public or private sale or sales and other  actions by the  Servicer  in order to realize  upon such a  Receivable.
The  foregoing  is subject  to the  provision  that,  in any case in which the
Financed  Vehicle shall have suffered  damage,  the Servicer  shall not expend funds in  connection  with any  repair or  towards  the  repossession  of such
Financed  Vehicle unless it shall determine in its discretion that such repair and/or  repossession shall increase the proceeds of liquidation of the related
Receivable  by an  amount  greater  than  the  amount  of such  expenses.  The
Servicer  shall be entitled to receive  Liquidation  Expenses  with respect to each  Liquidating  Receivable  at  such  time  as  the  Receivable  becomes  a
Liquidating Receivable in accordance with subsection 4.06(b)(i).

      SECTION III.5.    Maintenance  of  Insurance   Policies.   The  Servicer
shall, in accordance  with its customary  servicing  procedures,  require that each Obligor  shall have  obtained  physical  damage  insurance  covering each
Financed  Vehicle as of the  execution of the related  Receivable,  unless the
Servicer has in accordance with its customary  procedures permitted an Obligor to  self-insure  the  Financed  Vehicle or  Financed  Vehicles  securing  such
Receivable.  The Servicer shall,  in accordance  with its customary  servicing procedures,  monitor  such  physical  damage  insurance  with  respect to each
Financed Vehicle that secures each Receivable.

      SECTION III.6.    Maintenance  of Security  Interests in  Vehicles.  The
Servicer shall, in accordance with its customary  servicing  procedures and at its own expense,  take such steps as are  necessary to maintain  perfection of the  first  priority  security  interest  created  by each  Receivable  in the related  Financed Vehicle or Financed  Vehicles.  The Owner of each Receivable hereby  authorizes  the  Servicer  to  re-perfect  such  security  interest as necessary  because of the  relocation  of a Financed  Vehicle or for any other reason.

      SECTION III.7.    Covenants of the Servicer.  The Servicer  hereby makes
the following  covenants on which the Owner  Trustee,  on behalf of the Trust, is relying in acquiring the  Receivables  hereunder and issuing the Securities under the other  Further  Transfer  and  Servicing  Agreements.  The  Servicer
covenants that from and after the Closing Date:

      (a)   Liens in Force.  Except as  contemplated  in this  Agreement,  the
Servicer  shall not release in whole or in part any Financed  Vehicle from the security interest securing such related Receivable;

      (b)   No  Impairment.  The  Servicer  shall do  nothing  to  impair  the rights of NFRRC or any Interested Party in and to such Receivables; and

      (c)   No  Modifications.  The  Servicer  shall  not  amend or  otherwise modify any such  Receivable  such that the  Initial  Receivable  Balance,  the
Annual  Percentage  Rate or the total number of Scheduled  Payments is altered or such that the final scheduled  payment on such Receivable will be due later than August 31, 2007.

      SECTION III.8.    Purchase  of  Receivables  Upon  Breach  of  Covenant.
Upon  discovery  by any of the  Seller,  the  Servicer  or any party under the
Further  Transfer  and  Servicing  Agreements  of  a  breach  of  any  of  the covenants  set forth in Sections  3.06 and 3.07,  the party  discovering  such breach  shall give prompt  written  notice  thereof to the  others.  As of the second  Accounting  Date  following its discovery or receipt of notice of such breach  (or,  at  the  Servicer's  election,  the  first  Accounting  Date  so following),  the Servicer shall, unless it shall have cured such breach in all material respects,  purchase from the Owner thereof any Receivable  materially and adversely  affected by such breach as determined by such Owner and, on the related Distribution Date, the Servicer shall pay the Administrative  Purchase
Payment.  It is understood  and agreed that the  obligation of the Servicer to purchase any  Receivable  with respect to which such a breach has occurred and is continuing  shall,  if such  obligation is fulfilled,  constitute  the sole remedy  against the  Servicer  for such breach  available to the Seller or any
Interested  Party.  Neither the Owner Trustee nor the Indenture  Trustee shall have any affirmative  duty to conduct any  investigation  as to the occurrence of any event  requiring  the  repurchase  of any  Receivable  pursuant to this
Section 3.08.

      SECTION III.9.    Total and  Supplemental  Servicing  Fees;  Payment of
Certain  Expenses by  Servicer.  The Servicer is entitled to receive the Total
Servicing Fee and  Supplemental  Servicing  Fees out of collections in respect of the  Receivables  as provided  herein.  Subject to any  limitations  on the
Servicer's  liability  hereunder,  the  Servicer  shall be required to pay all expenses  incurred  by  it  in  connection  with  its  activities  under  this
Agreement  (including  fees  and  disbursements  of  the  Owner  Trustee,  any trustees and independent accountants,  taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to  Securityholders  and all other fees and expenses not  expressly  stated under this  Agreement to be for the  account of the  Securityholders,  but  excluding  federal,  state and local  income  and  franchise  taxes,  if any,  of the  Owner  Trustee  or any
Securityholder).

      SECTION III.10.   Servicer's  Certificate.  Not later  than  10:00  a.m.
(Chicago,  Illinois  time) on each  Determination  Date,  the  Servicer  shall deliver to each Trustee and the Rating Agencies a Servicer's  Certificate with respect to the immediately  preceding Monthly Period executed by the President or any Vice President of the Servicer containing all information  necessary to each such party for making the calculations,  withdrawals, deposits, transfers and  distributions  required by Section 4.06, and all information  required to be provided to  Certificateholders  and Noteholders under subsection  4.09(a).
Receivables  to be  purchased  by the  Servicer  under  Section 3.08 hereof or
Section  5.04 of the  Purchase  Agreement  as of the last  day of any  Monthly
Period shall be identified by Receivable number (as set forth in the Schedule of  Receivables).  With respect to any Receivables for which the Seller is the
Owner, the Servicer shall deliver to the Seller such  accountings  relating to such  Receivables  and the actions of the Servicer with respect thereto as the
Seller may reasonably request.

      SECTION III.11.   Application of  Collections.  For the purposes of this
Agreement,  as of each  Accounting  Date,  all  collections  for  the  related
Monthly  Period  with  respect  to each  Receivable  shall be  applied  by the
Servicer as follows:

      (a)   All   payments  by  or  on  behalf  of  the   Obligor   (excluding
Supplemental  Servicing  Fees and  Investment  Earnings)  shall be applied (i)
first to reduce  Outstanding  Monthly  Advances,  if any, with respect to such
Receivable,  as  described in Section  5.06,  (ii)  second,  to the  Scheduled
Payment for such  Monthly  Period with respect to such  Receivable,  and (iii)
third,  the remainder shall  constitute,  with respect to such  Receivable,  a
Full Prepayment or Partial Prepayment; and

      (b)   A Partial  Prepayment  made on a  Receivable  is applied to reduce the final  Scheduled  Payment and will  thereafter,  to the extent the Partial
Prepayment exceeds the final Scheduled  Payment,  reduce Scheduled Payments in
reverse   chronological   order  beginning  with  the  penultimate   Scheduled
Payment.  The Rebate related to such Partial  Prepayment will reduce the final
Scheduled  Payment and will  thereafter,  to the extent the Rebate exceeds the final Scheduled Payment,  reduce Scheduled  Payments in reverse  chronological order beginning with the penultimate Scheduled Payment.

                                  ARTICLE IV
             SERVICER'S COVENANTS; DISTRIBUTIONS; RESERVE ACCOUNT;
               STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

      SECTION IV.1.     Annual Statement as to Compliance: Notice of Servicer
Default.

      (a)   The Servicer shall deliver to each Trustee,  on or before February
1 of each year,  beginning  February 1, 2002, an Officer's  Certificate signed by the  President  or any  Vice  President  of the  Servicer,  dated as of the immediately  preceding October 31, stating that (i) a review of the activities of the Servicer during the preceding  12-month period (or, with respect to the first such  certificate,  such period as shall have  elapsed  from the Closing
Date to the  date of  such  certificate)  and of its  performance  under  this
Agreement  has been made under  such  officer's  supervision  and (ii) to such officer's knowledge,  based on such review, the Servicer has fulfilled all its obligations  under this  Agreement  throughout  such period,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default known to such officer and the nature and status  thereof.  A copy
of   such   certificate   may   be   obtained   by  any   Noteholder   or  any
Certificateholder  by a request  in writing  to the  Indenture  Trustee or the
Owner Trustee,  respectively,  addressed to the Corporate  Trust Office of the
Indenture Trustee or the Owner Trustee, respectively.

      (b)   The  Servicer  shall  deliver  to each  Trustee  and to the Rating
Agencies,  promptly after having obtained knowledge  thereof,  but in no event later than five  Business  Days  thereafter,  written  notice in an  Officer's
Certificate  of any event which with the giving of notice or lapse of time, or both,  would become a Servicer  Default under  Section 8.01.  The Seller shall deliver to each Trustee, the Servicer and the Rating Agencies,  promptly after having obtained  knowledge  thereof,  but in no event later than five Business
Days  thereafter,  written  notice in an  Officer's  Certificate  of any event which  with the  giving of notice or lapse of time,  or both,  would  become a
Servicer Default under clause (b) of Section 8.01.

      SECTION IV.2.     Annual Independent Accountants' Report.

      (a)   The Servicer  shall cause a firm of independent  accountants,  who may also render other  services to the  Servicer or the Seller,  to deliver to each Trustee and the Rating  Agencies,  on or before  February 1 of each year, beginning  February  1, 2002 with  respect to the twelve  months  ended on the immediately  preceding  October 31 (or, with respect to the first such report, such period as shall have  elapsed  from the Closing  Date to the date of such certificate),  a report (the "Accountants'  Report") addressed to the board of directors of the Servicer  and to each  Trustee,  to the effect that such firm has audited the  financial  statements  of the  Servicer and issued its report thereon  and  that  such  audit  (i) was  made in  accordance  with  generally accepted  auditing  standards,  (ii) included  tests  relating to Retail Notes serviced for others in accordance with the  requirements of the Uniform Single
Audit  Program  for  Mortgage  Bankers  (the  "Program"),  to the  extent  the procedures  in the Program are  applicable to the  servicing  obligations  set forth  in  this  Agreement  and  (iii)  except  as  described  in the  report, disclosed  no  exceptions  or errors in the records  relating to Retail  Notes serviced  for  others  that,  in the  firm's  opinion,  paragraph  four of the
Program requires such firm to report.

      (b)   The  Accountants'  Report  shall  also  indicate  that the firm is independent  of the Seller and the Servicer  within the meaning of the Code of
Professional Ethics of the American Institute of Certified Public Accountants.

      (c)   A  copy  of  the  Accountants'  Report  may  be  obtained  by  any
Noteholder or any  Certificateholder  by a request in writing to the Indenture
Trustee or the Owner Trustee,  respectively,  addressed to the Corporate Trust
Office of the Indenture Trustee or the Owner Trustee, respectively.

      SECTION IV.3.     Access  to  Certain  Documentation  and  Information
Regarding  Receivables.  The Servicer shall provide to each Trustee reasonable access to the  documentation  regarding  the  Receivables.  The Servicer  also
shall  provide   reasonable   access  to  the   documentation   regarding  the
Receivables  to  a  Securityholder  in  cases  where  such  Securityholder  is required by applicable  statutes or regulations to review such  documentation.
In each case,  such  access  shall be  afforded  without  charge but only upon reasonable  request  and  during  normal  business  hours  at  offices  of the
Servicer  designated  by the  Servicer.  Nothing  in this  Section  4.03 shall derogate  from the  obligation of the Servicer to observe any  applicable  law prohibiting  disclosure of information regarding Obligors,  and the failure of the  Servicer to provide  access as provided in this  Section 4.03 as a result of such obligation shall not constitute a breach of this Section 4.03.

      SECTION IV.4.     Amendments   to  Schedule  of   Receivables.   If  the
Servicer,  during a Monthly Period,  assigns to a Receivable an account number that differs from the account number  previously  identifying  such Receivable on the Schedule of  Receivables,  the Servicer shall deliver to the Seller and each  Trustee  on or before the  Distribution  Date  related  to such  Monthly
Period an  amendment  to the  Schedule  of  Receivables  to  report  the newly assigned  account  number.  Each such  amendment  shall  list all new  account numbers  assigned to Receivables  during such Monthly Period and shall show by cross reference the prior account numbers  identifying such Receivables on the
Schedule of Receivables.

      SECTION IV.5.     Assignment of Administrative Receivables and Warranty
Receivables.  Upon  receipt  of the  Administrative  Purchase  Payment  or the
Warranty  Payment with respect to an  Administrative  Receivable or a Warranty
Receivable,   respectively,  each  Trustee  shall  assign,  without  recourse, representation  or warranty,  to the Servicer or the  Warranty  Purchaser,  as applicable,  all of such Trustee's right,  title and interest in, to and under
(a) such  Administrative  Receivable or Warranty Receivable and all monies due thereon,  (b) the security  interests in the related  Financed Vehicle and, to the extent  permitted by law,  any  accessions  thereto  which are financed by
NFC,  (c)  benefits  of any lease  assignments  with  respect to the  Financed
Vehicles,  (d)  proceeds  from any  Insurance  Policies  with  respect to such
Receivable,   (e)  proceeds  from  Dealer   Liability  with  respect  to  such
Receivable,  proceeds from any International Purchase Obligations with respect to such  Receivable and proceeds from any Guaranties of such  Receivable,  (f)
the  interests  of such  Trustee in  certain  rebates  of  premiums  and other amounts relating to the Insurance  Policies and any document  relating thereto and (g) the  rights of such  Trustee  under  the  Purchase  Agreement  and the
Custodian Agreement with respect to such Receivable,  such assignment being an assignment  outright  and  not  for  security.  Upon  the  assignment  of such
Receivable  described in the preceding sentence,  the Servicer or the Warranty
Purchaser,  as applicable,  shall own such  Receivable,  and all such security and  documents,  free of any  further  obligations  to either  Trustee  or the
Securityholders  with respect  thereto.  If in any  Proceeding it is held that the Servicer may not enforce a Receivable  on the ground that it is not a real party  in  interest  or a holder  entitled  to  enforce  the  Receivable,  the applicable  Trustee shall, at the Servicer's  expense,  take such steps as the
Servicer deems  necessary to enforce the Receivable,  including  bringing suit in the name of such Person or the names of the Securityholders.

      SECTION IV.6.     Distributions.

      (a)   On  or  before  each  Determination  Date,  with  respect  to  the preceding  Monthly  Period and the related  Distribution  Date,  the  Servicer shall  calculate the Total Available  Amount,  Collected  Interest,  Collected
Principal,  the  Total  Servicing  Fee,  the  Aggregate  Class A  Noteholders'
Interest   Distributable   Amount,   the   Class   B   Noteholders'   Interest
Distributable   Amount,   the  Principal  Payment  Amount,   the  Noteholders'
Principal  Distributable  Amount and all other  amounts  required to determine the amounts to be  deposited in or paid from each of the  Collection  Account, the Note Distribution  Account,  the Certificate  Distribution Account and the
Reserve Account on the next succeeding Distribution Date.

      (b)   On or  before  the  day  preceding  each  Distribution  Date,  the
Indenture Trustee shall cause to be made the following withdrawals,  deposits, transfers  and  distributions  in the  amounts  set  forth  in the  Servicer's
Certificate for such Distribution Date pursuant to Section 3.10:

            (i)   from the Collection Account to the Servicer,  in immediately available funds,  reimbursement of Outstanding Monthly Advances pursuant to Section  5.06,  payments  of  Liquidation  Expenses  with  respect to
      Receivables  which  became  Liquidating  Receivables  during the related
      Monthly  Period  pursuant  to Section  3.04 and any  unpaid  Liquidation
      Expenses from prior periods; and

            (ii)  from the  Reserve  Account to the  Collection  Account,  the lesser of (A) the amount of cash or other  immediately  available  funds therein on the day preceding such  Distribution Date and (B) the amount, if any, by which (I) the sum of the Total  Servicing  Fee, the Aggregate
      Class  A  Noteholders'  Interest   Distributable  Amount,  the  Class  B
      Noteholders'   Interest   Distributable   Amount  and  the  Noteholders'
      Principal  Distributable  Amount  exceeds (II) the Available  Amount for such Distribution Date.

      (c)   Before 12:00 noon,  New York City time, on the day preceding  each
Distribution  Date, the Indenture Trustee (based on the information  contained in the  Servicer's  Certificate  delivered on the related  Determination  Date pursuant to Section  3.10)  shall make the  following  distributions  from the
Collection  Account (after the withdrawals,  deposits and transfers  specified in Section 4.06(b) have been made) in the following order of priority:

            (i)   first,  to  the  Servicer,   to  the  extent  of  the  Total
      Available Amount, the Total Servicing Fee;

            (ii)  second, to the Note Distribution  Account,  to the extent of the Total  Available  Amount  (as such  amount  has been  reduced by the distributions  described in clause (c) (i) above), the Aggregate Class A
      Noteholders' Interest Distributable Amount;

            (iii) third, to the Note  Distribution  Account,  to the extent of the Total  Available  Amount  (as such  amount  has been  reduced by the distributions  described in clauses (c) (i) and (ii) above), the Class B
      Noteholders' Interest Distributable Amount;

            (iv)  fourth, to the Note Distribution  Account,  to the extent of the Total  Available  Amount  (as such  amount  has been  reduced by the distributions  described in clauses (c) (i), (ii) and (iii) above),  the
      Noteholders' Principal Distributable Amount; and

            (v)   fifth,  to the  Reserve  Account,  any  portion of the Total
      Available Amount remaining after the distributions  described in clauses
      (c) (i) through (iv), inclusive, above.

      SECTION IV.7.     Reserve Account.

      (a)   The  Servicer,  for  the  benefit  of the  Securityholders,  shall establish  and  maintain  in the name of the  Indenture  Trustee  an  Eligible
Deposit  Account  known as the Navistar  Financial  2000-B Owner Trust Reserve
Account  (the  "Reserve  Account")  to  include  the money and other  property deposited and held therein pursuant to this Section  4.07(a),  Section 4.07(c)
and  Section  4.06(c).  On the  Closing  Date,  the Seller  shall  deposit the
Reserve  Account  Initial  Deposit  into  the  Reserve  Account.  The  Reserve
Account  shall be the property of the Owner  Trustee,  on behalf of the Trust, subject  to the  rights  of the  Indenture  Trustee  in  the  Reserve  Account
Property.

      (b)   If  the  amount  on  deposit  in  the   Reserve   Account  on  any
Distribution  Date (after giving effect to all deposits therein or withdrawals therefrom on such  Distribution  Date) exceeds the Specified  Reserve  Account
Balance for such Distribution  Date, the Servicer shall instruct the Indenture
Trustee to deposit into the Certificate  Distribution  Account an amount equal to any such excess for distribution to the Certificateholders.

      (c)   If the  Servicer,  pursuant  to Section  5.06,  determines  on any
Determination  Date that it is required to make a Monthly Advance and does not do so from its own funds,  the Servicer shall  instruct the Indenture  Trustee to withdraw funds from the Reserve  Account and deposit them in the Collection
Account  to cover any  shortfall.  Such  payment  shall be deemed to have been made  by the  Servicer  pursuant  to  Section  5.06  for  purposes  of  making distributions pursuant to this Agreement,  but shall not otherwise satisfy the
Servicer's  obligation  to deliver the amount of the  Monthly  Advances to the
Collection  Account,  and the Servicer  shall within two Business Days replace any funds in the Reserve  Account so used.  The Servicer shall not be entitled to  reimbursement  for any such deemed Monthly  Advances  unless and until the
Servicer shall have replaced such funds in the Reserve Account.

      SECTION IV.8.     Net Deposits.     At any time  that  (i) NFC  shall be
the  Servicer  and (ii) the  Servicer  shall be  permitted  by Section 5.04 to remit  collections  on a basis other than a daily  basis,  the  Servicer,  the
Seller, and each Trustee may make any remittances  pursuant to this Article IV net  of  amounts  to be  distributed  by  the  applicable  recipient  to  such remitting  party.  Nonetheless,  each such party shall  account for all of the
above  described   remittances  and  distributions  as  if  the  amounts  were deposited and/or transferred separately.

      SECTION IV.9.     Statements to Securityholders.

      (a)   On each  Distribution  Date,  the Owner Trustee shall include with each distribution to each  Certificateholder,  and the Indenture Trustee shall include  with  each  distribution  to  each  Noteholder,  a  statement  (which statement shall also be provided to the Rating  Agencies) based on (subject to the  last  sentence  of this  paragraph  (a))  information  in the  Servicer's
Certificate  furnished  pursuant to Section 3.10.  Each such  statement  shall set forth the  following  information  as to the Notes  with  respect  to such
Distribution Date or the preceding Monthly Period, as applicable:

            (i)   the amount of the  distribution  allocable to interest on or with respect to each class of Notes;

            (ii)  the  Aggregate  Receivables  Balance  as  of  the  close  of business on the last day of such Monthly Period;

            (iii) the amount of Outstanding  Monthly  Advances with respect to all Receivables on such Distribution Date;

            (iv)  the  amount of the Total  Servicing  Fee paid or  payable to the Servicer with respect to the related Monthly Period;

            (v)   the  amount of  Aggregate  Losses  for the  related  Monthly
      Period;

            (vi)  the Delinquency Percentage for the related Monthly Period;

            (vii) the  sum of all  Administrative  Purchase  Payments  and all
      Warranty Payments made for the related Monthly Period;

            (viii)      the amount of the distribution  allocable to principal
      of each class of Notes;

            (ix)  the Note  Principal  Balance  and the Note Pool  Factor  for
      each class of Notes,  each after giving effect to all payments  reported under (viii) above on such date;

            (x)   the amounts,  if any, paid to the Servicer or distributed to
      Noteholders  from amounts on deposit in the Reserve Account plus amounts in respect  thereof to be  distributed to each class of Noteholders as a prepayment  of  principal  (expressed  as a dollar  amount per $1,000 of
      Initial Principal Balance);

            (xi)  the amount of the Class A  Noteholders'  Interest  Carryover
      Shortfall,  the Noteholders' Principal Carryover Shortfall and the Class
      B Noteholders'  Interest  Carryover  Shortfall if any, and the change in such amounts from the preceding Distribution Date; and

            (xii) the balance  (if any) of the  Reserve  Account on such date,
      after  giving  effect  to  distributions,   withdrawals,  transfers  and
      deposits made on such date,  and the change in such balance from that of the prior Distribution Date.

Each amount set forth  pursuant to clauses  (i),  (iv),  (viii),  (x) and (xi)
above  shall be  expressed  as a dollar  amount  per  $1,000 of  initial  Note
Principal  Balance.  In lieu of preparing and delivering a separate  statement to  Securityholders  pursuant to this Section, a Trustee may deliver a copy of the Servicer's Certificate furnished pursuant to Section 3.10.

      (b)   Within the  prescribed  period of time for tax reporting  purposes after the end of each  calendar  year during the term of this  Agreement,  the
Servicer  shall  prepare and execute and the  Indenture  Trustee and the Owner
Trustee  shall mail to each Person who at any time during such  calendar  year shall have been a holder of Notes or Certificates,  respectively, and received any  payments  thereon,  a statement  prepared  and  supplied by the  Servicer containing  the amounts set forth in each of clauses (i),  (iv),  (viii),  (x)
and  (xi),  for such  calendar  year or,  if such  Person  shall  have  been a
Securityholder  during  a  portion  of such  calendar  year and  received  any payments  thereon,  for the applicable  portion of such year, for the purposes of such Securityholder's preparation of federal income tax returns.

      SECTION IV.10.    Information  Provided to Rating Agencies.  In addition
to receiving  any  information  or  documents  required to be delivered to any
Rating Agency pursuant to any Basic  Document,  each Rating Agency may request in  writing  to the  Servicer,  and the  Servicer  shall  deliver,  reasonable additional  information  necessary  to the  Rating  Agencies  to  monitor  the
Notes.  Promptly,  but in no  event  later  than  five  Business  Days,  after obtaining  knowledge of an Insolvency Event with respect to the Servicer,  the
Seller  or the  Trust,  the  Servicer  shall  deliver  to each of the  Ratings
Agencies  notice of such Insolvency  Event.  Failure by the Servicer to comply with  the  terms  of this  Section  4.10  shall  not  constitute  a  "Servicer
Default," an "Event of Default" or a default under any Basic Document.

                                   ARTICLE V
           ACCOUNTS; COLLECTIONS, DEPOSITS AND INVESTMENTS; ADVANCES

      SECTION V.1.      Establishment of Accounts.

      (a)   (i)   The Servicer, for the benefit of the Securityholders,  shall establish  and  maintain  in the name of the  Indenture  Trustee  an  Eligible
Deposit Account known as the Navistar  Financial 2000-B Owner Trust Collection
Account (the "Collection Account"),  bearing an additional designation clearly indicating  that the funds  deposited  therein are held for the benefit of the
Securityholders.

            (ii)  The  Servicer,  for the  benefit of the  Noteholders,  shall establish  and  maintain  in the name of the  Indenture  Trustee  an  Eligible
Deposit  Account  known as the  Navistar  Financial  2000-B  Owner  Trust Note
Distribution Account (the "Note Distribution Account"),  bearing an additional designation  clearly  indicating that the funds deposited therein are held for the benefit of the Noteholders.

            (iii) Pursuant  to the  Trust  Agreement,  the  Servicer,  for the
benefit of the  Certificateholders,  shall  establish and maintain in the name of the  Owner  Trustee  an  Eligible  Deposit  Account  known as the  Navistar
Financial   2000-B   Owner  Trust   Certificate   Distribution   Account  (the
"Certificate   Distribution  Account"),   bearing  an  additional  designation
clearly  indicating that the funds deposited  therein are held for the benefit of the Certificateholders.

       (b)   (i)   Each  of  the   Designated   Accounts   shall  be  initially
established  with the  Indenture  Trustee  and  shall be  maintained  with the
Indenture Trustee so long as (A) the short-term  unsecured debt obligations of the  Indenture  Trustee  have the Required  Deposit  Rating or (B) each of the
Designated  Accounts are maintained in the corporate  trust  department of the
Indenture Trustee.  All amounts held in such accounts  (including  amounts, if any, which the Servicer is required to remit daily to the  Collection  Account pursuant to Section 5.04) shall, to the extent  permitted by applicable  laws, rules and regulations,  be invested, at the written direction of the Servicer, by such bank or trust company in Eligible  Investments;  provided,  that funds in the  Collection  Account in an amount not in excess of 20% of the Aggregate
Receivables  Balance as of the  preceding  Accounting  Date may be invested in investments  which have a rating from S& P of "A-1" rather than "A-1+," if such
investments   otherwise   constitute   Eligible   Investments.   Such  written
direction  shall  constitute  certification  by the  Servicer  that  any  such investment  is  authorized  by  this  Section  5.01.  Funds  deposited  in the
Reserve Account shall be invested in Eligible  Investments  which mature prior to the next Distribution Date;  provided,  that such investments may mature on a later  date  if the  Rating  Agency  Condition  is  satisfied  with  respect thereto.  Investments  in  Eligible  Investments  shall be made in the name of the Indenture  Trustee or its nominee,  and such investments shall not be sold or disposed of prior to their maturity.  Should the short-term  unsecured debt obligations of the Indenture  Trustee (or any other bank or trust company with which the  Designated  Accounts  are  maintained)  no longer have the Required
Deposit  Rating,  then the  Servicer  shall  within 10 Business  Days (or such longer  period,  not to exceed 30  calendar  days,  upon  satisfaction  of the
Rating Agency Condition with respect  thereto),  with the Indenture  Trustee's assistance as necessary,  cause the  Designated  Accounts (A) to be moved to a bank or trust  company,  the short-term  unsecured  debt  obligations of which shall have the Required  Deposit  Rating,  or (B) to be moved to the corporate trust  department  of the  Indenture  Trustee.  Investment  Earnings  on funds deposited in the Designated  Accounts shall be deposited into the  Certificate
Distribution Account for distribution to the  Certificateholders,  except when the  Indenture  Trustee  is acting as  successor  Servicer  in which case such
Investment  Earnings  shall be payable to the  Indenture  Trustee as successor
Servicer.  The Indenture  Trustee or the other Person  holding the  Designated
Accounts as  provided  in this  Section  5.01(b)(i)  shall be the  "Securities
Intermediary."  If the  Securities  Intermediary  shall be a Person other than the  Indenture  Trustee,  the Servicer  shall obtain the express  agreement of such Person to the  obligations  of the Securities  Intermediary  set forth in this Section 5.01.

            (ii)  With  respect  to  the  Designated  Account  Property,   the
Securities Intermediary agrees, by its acceptance hereof, that:

                  (A)   The   Designated   Accounts   are  accounts  to  which
            Financial Assets will be credited.

                  (B)   All  securities  or  other  property   underlying  any
            Financial  Assets  credited to the  Designated  Accounts  shall be registered in the name of the  Securities  Intermediary,  indorsed to the Securities  Intermediary or in blank or credited to another securities  account  maintained  in the  name  of  the  Securities
            Intermediary  and in no case will any Financial  Asset credited to any of the  Designated  Accounts be  registered in the name of the
            Owner  Trustee,  the Servicer or the Seller,  payable to the order of the Owner  Trustee,  the  Servicer  or the Seller or  specially indorsed to the Owner  Trustee,  the Servicer or the Seller except to the extent the foregoing  have been  specially  indorsed to the
            Securities Intermediary or in blank.

                  (C)   All property delivered to the Securities  Intermediary
            pursuant  to this  Agreement  will  be  promptly  credited  to the appropriate Designated Account.

                  (D)   Each item of property  (whether  investment  property,
            Financial  Asset,  security,  instrument  or cash)  credited  to a
            Designated  Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC.

                  (E)   If at  any  time  the  Securities  Intermediary  shall
            receive any order from the Indenture  Trustee  directing  transfer or redemption of any Financial  Asset  relating to the  Securities
            Accounts,  the  Securities  Intermediary  shall  comply  with such entitlement  order without  further  consent by the Owner Trustee, the Servicer, the Seller or any other Person.

                  (F)   The Designated  Accounts shall be governed by the laws
            of the  State of New  York,  regardless  of any  provision  in any other  agreement.  For  purposes  of the UCC,  New  York  shall be deemed to be the Securities  Intermediary's  jurisdiction  and the
            Designated  Accounts  (as  well  as  the  Securities  Entitlements related  thereto)  shall be  governed  by the laws of the State of
            New York.

                  (G)   The Securities  Intermediary has not entered into, and
            until the  termination  of this Agreement will not enter into, any agreement  with  any  other  person  relating  to  the  Designated
            Accounts and/or any Financial  Assets credited thereto pursuant to which it has agreed to comply with entitlement  orders (as defined in Section  8-102(a)(8)  of the New York UCC) of such other person and the  Securities  Intermediary  has not entered into, and until the  termination  of this  Agreement  will  not  enter  into,  any agreement with the Owner Trustee,  the Seller, the Servicer or the
            Indenture Trustee  purporting to limit or condition the obligation of the Securities  Intermediary to comply with entitlement  orders as set forth in Section 5.01(b)(ii)(E) hereof.

                  (H)   Except for the claims and  interest  of the  Indenture
            Trustee and of the Owner Trustee in the Designated  Accounts,  the
            Securities  Intermediary knows of no claim to, or interest in, the
            Designated  Accounts or in any Financial  Asset credited  thereto.
            If any other  person  asserts  any lien,  encumbrance  or  adverse claim  (including  any writ,  garnishment,  judgment,  warrant  of attachment,  execution or similar  process) against the Designated
            Accounts  or  in  any  Financial   Asset  carried   therein,   the
            Securities   Intermediary   will  promptly  notify  the  Indenture
            Trustee, the Servicer and the Owner Trustee thereof.

                  (I)   The Securities  Intermediary will promptly send copies
            of  all  statements,   confirmations   and  other   correspondence
            concerning the Designated  Accounts and/or any Designated  Account
            Property  simultaneously to each of the Servicer and the Indenture
            Trustee  at  the  addresses  set  forth  in  Appendix  B  to  this
            Agreement.

            (iii) The  Servicer  shall  have  the  power,   revocable  by  the
Indenture  Trustee (or by the Owner  Trustee with the consent of the Indenture
Trustee) to instruct the Indenture  Trustee to make  withdrawals  and payments from the  Designated  Accounts for the purpose of  permitting  the Servicer or the Owner Trustee to carry out its respective  duties  hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

            (iv)  The Indenture  Trustee  shall  possess all right,  title and interest  in and to all funds on deposit  from time to time in the  Designated
Accounts and in all proceeds thereof (except Investment  Earnings).  Except as otherwise provided herein or in the Indenture,  the Designated  Accounts shall be under the sole  dominion  and  control  of the  Indenture  Trustee  for the benefit of the Securityholders.

            (v)   The Servicer shall not direct the Indenture  Trustee to make any  investment  of any  funds  or to sell any  investment  held in any of the
Designated  Accounts  unless the security  interest  granted and  perfected in such  account  shall  continue  to be  perfected  in  such  investment  or the proceeds  of such sale,  in either  case  without  any  further  action by any
Person,  and, in connection  with any  direction to the  Indenture  Trustee to make any such investment or sale, if requested by the Indenture  Trustee,  the
Servicer  shall  deliver to the  Indenture  Trustee  an  Opinion  of  Counsel,
acceptable to the Indenture Trustee, to such effect.

      (c)   Pursuant to the Trust  Agreement,  the Owner Trustee shall possess all right,  title and  interest  in and to all funds on  deposit  from time to time in the  Certificate  Distribution  Account and in all  proceeds  thereof.
Except  as  otherwise   provided  herein  or  in  the  Trust  Agreement,   the
Certificate  Distribution Account shall be under the sole dominion and control of the Owner  Trustee  for the benefit of the  Certificateholders.  If, at any time, the Certificate  Distribution  Account ceases to be an Eligible  Deposit
Account,  the Servicer  shall within 10 Business Days (or such longer  period, not to exceed 30 calendar  days,  as to which each Rating  Agency may consent)
establish  a new  Certificate  Distribution  Account  as an  Eligible  Deposit
Account  and shall  cause the Owner  Trustee to  transfer  any cash and/or any
investments  in  the  old  Certificate   Distribution   Account  to  such  new
Certificate Distribution Account.

      (d)   The  Indenture   Trustee,   the  Owner  Trustee,   the  Securities
Intermediary  and  each  other  Eligible  Deposit   Institution  with  whom  a
Designated  Account or the  Certificate  Distribution  Account  is  maintained waives any right of set-off, counterclaim,  security interest or bankers' lien to which it might otherwise be entitled.

      SECTION V.2.      [Reserved.]

      SECTION V.3.      [Reserved.].

      SECTION V.4.      Collections.   The   Servicer   shall   remit  to  the
Collection  Account  all  payments  by or on  behalf  of the  Obligors  on the
Receivables,  all Insurance Proceeds, all Liquidation Proceeds,  proceeds from any Dealer  Liability,  proceeds from any International  Purchase  Obligations and  proceeds  from any  Guaranties  within two  Business  Days after  receipt thereof.  Notwithstanding  the  foregoing,  the Servicer shall not be required to remit  such  collections  within  such  two  Business  Days  but may  remit collections  received  during a Monthly  Period to the  Collection  Account in immediately  available  funds on the Business Day  immediately  preceding  the related  Distribution  Date but  only for so long as (i) NFC is the  Servicer,
(ii) (x) the  Servicer  satisfies  the  requirements  for monthly  remittances established by the Rating Agencies  initially rating the Securities,  and upon the  satisfaction  of such  requirements,  the Rating Agencies which initially rated the  Securities  reaffirm the rating of the  Securities  at the level at which they would be rated if  collections  were  remitted  within two Business
Days or (y) the  short-term  unsecured  debt  obligations  of NFC are rated at least  A-1+ by S& P and P-1 by Moody's  Investors  Service,  Inc.,  and (iii) a
Servicer  Default  shall not have  occurred and be  continuing.  The Indenture
Trustee  shall not be deemed to have  knowledge  of any event or  circumstance under clause (iii) of the  immediately  preceding  sentence that would require remittance within two Business Days by the Servicer to the Collection  Account
unless  the   Indenture   Trustee  has  received   notice  of  such  event  or
circumstance  from the Seller or the Servicer in an Officer's  Certificate  or
from  Noteholders  whose Notes  evidence not less than 25% of the  Outstanding
Amount of the Voting Notes as of the close of the preceding  Distribution Date or unless a Responsible  Officer in the Corporate  Trust Office with knowledge hereof  and  familiarity  herewith  has  actual  knowledge  of such  event  or circumstance.  For  purposes of this  Article V the phrase  "payments by or on behalf of  Obligors"  shall  mean  payments  made by  Persons  other  than the
Servicer.

      SECTION V.5.      Investment  Earnings and Supplemental  Servicing Fees.
The Servicer  shall be entitled to receive all  Supplemental  Servicing  Fees,
and,  except  as  otherwise   provided  in  Section   5.01(b)(i)  hereof,  the
Certificateholders  (via  the  Certificate   Distribution  Account)  shall  be
entitled  to receive all  Investment  Earnings,  when and as paid  without any obligation  to (a)  either  Trustee,  (b)  with  respect  to the  Supplemental
Servicing Fees, the  Certificateholders  or (c) with respect to the Investment
Earnings,  the Servicer,  in respect  thereof.  The Servicer will not have any obligation  to deposit any such amount in any account  established  hereunder.
To the extent that any such amount  shall be held in any account  (other than, with  respect to  amounts to be  distributed  to the  Certificateholders,  the
Certificate  Distribution  Account)  held  by  either  Trustee,  or  otherwise established  hereunder,  such amount will be withdrawn  therefrom  and paid to the  Servicer  or  deposited  in  the  Certificate  Distribution  Account  for distribution to the Certificateholders,  as applicable, upon presentation of a certificate  signed by a Responsible  Officer of such Person setting forth, in reasonable  detail,  the amount of such  Supplemental  Servicing  Fees or such
Investment Earnings, respectively.

      SECTION V.6.      Monthly Advances.  Subject to the following  sentence,
as of each Accounting  Date, if the payments during the related Monthly Period by or on behalf of the Obligor on a Receivable  (other than an  Administrative
Receivable,   a  Warranty  Receivable  or  a  Liquidating   Receivable)  after
application  under  subsection  3.11(a)(i)  shall be less  than the  Scheduled
Payment,  whether  as a result of any  extension  granted  to the  Obligor  or otherwise,  then  the  Servicer  shall,  subject  to the  following  sentence, advance any such shortfall (such amount,  a "Monthly  Advance").  The Servicer shall be obligated to make a Monthly  Advance in respect of a Receivable  only to the extent that the Servicer, in its sole discretion,  shall determine that such advance shall be  recoverable  (in  accordance  with the two  immediately following  sentences)  from  subsequent  collections  or  recoveries  on  such
Receivable.  Subject to Section 4.07(c),  the Servicer shall be reimbursed for
Outstanding  Monthly  Advances with respect to a Receivable from the following sources  with  respect to such  Receivable,  in each case as set forth in this
Agreement:  (i)  subsequent  payments  by or on  behalf of the  Obligor,  (ii)
collections  of  Liquidation  Proceeds,   (iii)  the  Administrative  Purchase
Payment and (iv) the  Warranty  Payment.  At such time as the  Servicer  shall
determine  that  any  Outstanding   Monthly   Advances  with  respect  to  any
Receivable  shall  not be  recoverable  from  payments  with  respect  to such
Receivable,  the Servicer  shall be reimbursed  from any  collections  made on other Receivables.

      SECTION V.7.      Additional  Deposits.  The Servicer  shall  deposit in
the  Collection  Account the aggregate  Monthly  Advances  pursuant to Section
5.06.  The  Servicer and the Seller shall  deposit in the  Collection  Account the  aggregate  Administrative  Purchase  Payments and Warranty  Payments with
respect   to    Administrative    Receivables   and   Warranty    Receivables,
respectively.  All such  deposits  with  respect to a Monthly  Period shall be made in immediately  available funds on the day before the  Distribution  Date related to such Monthly Period.

                                  ARTICLE VI
                  THE SELLER; REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER AND THE SERVICER

      SECTION VI.1.     Representations  and Warranties of the Seller and the
Servicer.   The   Seller   and  the   Servicer   each   make   the   following
representations  and  warranties  as to itself on which the Owner  Trustee  is relying in acquiring  the  Receivables  hereunder  and issuing the  Securities under the other  Further  Transfer and  Servicing  Agreements.  The  following representations  and  warranties  are made severally by each of the Seller and the Servicer (for  purposes of this Section  6.01,  each, a "Party") and speak as of the Closing Date,  but shall survive the sale,  transfer and  assignment of the  Receivables  to the  Owner  Trustee  and  the  pledge  thereof  to the
Indenture Trustee pursuant to the Indenture.

      (a)   Representations and Warranties as to each Party.

            (i)   Organization  and Good  Standing.  Such  Party has been duly organized  and is validly  existing as a  corporation  in good  standing under the laws of the State of  Delaware,  with power and  authority  to own its  properties  and to conduct its business as such  properties are presently  owned and such  business is presently  conducted,  and had at all relevant times,  and now has,  power,  authority and legal right (A)
      in the case of the Seller,  to acquire and own the  Receivables  and (B)
      in the case of the Servicer,  to service the  Receivables as provided in this Agreement;

            (ii)  Due  Qualification.  Such  Party  is  duly  qualified  to do business as a foreign  corporation  in good  standing,  and has obtained all necessary  licenses and approvals in all  jurisdictions in which the
      ownership   or  lease  of  property  or  the  conduct  of  its  business
      (including,   in  the  case  of  the  Servicer,  the  servicing  of  the
      Receivables  as required by this  Agreement)  requires or shall  require such qualification;

            (iii) Power  and  Authority.  Such  Party  (A) has the  power  and authority  to execute and deliver the  Further  Transfer  and  Servicing
      Agreements to which it is a party (as used in this Section 6.01(a),  the
      "applicable  Further  Transfer and Servicing  Agreements")  and to carry out the respective  terms of such agreements and, (B) in the case of the
      Seller,  has the power and  authority to sell and assign the property to be sold and assigned to and deposited  with the Owner Trustee as part of the Owner Trust Estate and has duly  authorized such sale and assignment to the  Owner  Trustee  by  all  necessary  corporate  action;  and  the execution,  delivery  and  performance  by such Party of the  applicable
      Further  Transfer and Servicing  Agreements have been duly authorized by such Party by all necessary corporate action;

            (iv)  Binding  Obligations.  The applicable  Further  Transfer and
      Servicing   Agreements,   when  duly  executed  and   delivered,   shall
      constitute  a  legal,   valid  and  binding  obligation  of  such  Party
      enforceable  against such Party in accordance with its terms,  except as enforceability  may be limited  by  applicable  bankruptcy,  insolvency, reorganization  or other  similar  laws  affecting  the  enforcement  of creditors'  rights in  general  and by  general  principles  of  equity, regardless of whether such  enforceability is considered in a proceeding in equity or at law;

            (v)   No  Violation.   The  consummation  by  such  Party  of  the
      transactions   contemplated  by  the  applicable  Further  Transfer  and
      Servicing   Agreements  and  the   fulfillment  of  the  terms  of  such
      agreements by such Party shall not conflict  with,  result in any breach of any of the terms and  provisions  of or  constitute  (with or without
      notice  or  lapse  of  time)  a  default  under,   the   certificate  of
      incorporation  or by-laws of such Party, or any indenture,  agreement or other  instrument  to  which  such  Party  is a party  or by which it is bound,  or result in the creation or  imposition of any Lien upon any of its properties  pursuant to the terms of any such  indenture,  agreement or other  instrument,  other than the  applicable  Further  Transfer and
      Servicing Agreements,  or violate any law or, to such Party's knowledge, any order,  rule or regulation  applicable to such Party of any court or of any federal or state regulatory body,  administrative agency or other governmental  instrumentality having jurisdiction over such Party or any of its properties; and

            (vi)  No  Proceedings.  There  are  no  proceedings  or,  to  such
      Party's   knowledge,   investigations   pending  or,  to  such   Party's
      knowledge,  threatened before any court, regulatory body, administrative
      agency  or  other  tribunal  or  governmental   instrumentality   having
      jurisdiction  over  such  Party  or its  properties  (i)  asserting  the invalidity of the applicable Further Transfer and Servicing  Agreements, any Securities  issued pursuant  thereto and, in the case of the Seller, the Custodian  Agreement or the Administration  Agreement,  (ii) seeking to prevent the issuance of such  Securities or the  consummation  of any of the transactions  contemplated by the applicable Further Transfer and
      Servicing  Agreements  and,  in the case of the  Seller,  the  Custodian
      Agreement  or  the  Administration   Agreement,  or  (iii)  seeking  any
      determination  or ruling that might  materially and adversely affect the performance by such Party of its  obligations  under, or the validity or enforceability of, such Securities,  the applicable Further Transfer and
      Servicing  Agreements  or,  in the  case of the  Seller,  the  Custodian
      Agreement or the Administration Agreement.

      (b)   Representations and Warranties of the Seller Only.

            (i)   Good  Title.  No  Receivable  has  been  sold,  transferred, assigned  or pledged  by the  Seller to any Person  other than the Owner
      Trustee;   immediately  prior  to  the  conveyance  of  the  Receivables pursuant to this Agreement and the PSA  Assignment,  the Seller had good and  marketable  title  thereto,  free of any Lien  (except for any Lien which may have  existed  in  accessions  to the  Financed  Vehicles  not financed by NFC);  and, upon  execution  and delivery of this  Agreement and the PSA  Assignment by the Seller,  the Owner Trustee shall have all of the  right,  title and  interest  of the  Seller in, to and under the
      Purchased Property  transferred thereby free of any Lien (except for any
      Lien  which  may  exist  in  accessions  to the  Financed  Vehicles  not financed by NFC);

            (ii)  All  Filings  Made.  All  filings  (including  UCC  filings)
      necessary  in any  jurisdiction  to  give  the  Owner  Trustee  a  first priority  perfected  security or  ownership  interest  in the  Purchased
      Property (to the extent it constitutes Code Collateral)  shall have been made, and the Receivables constitute Code Collateral; and

            (iii) Valid  Sale.   This   Agreement   and  the  PSA   Assignment
      constitute  a valid  sale,  transfer  and  assignment  of the  Purchased
      Property  transferred  thereby,  enforceable  against  creditors  of and purchasers from the Seller.

      (c)   Representations and Warranties of the Servicer Only.

            (i)   Liquidation  Expenses.  The amounts  defined as "Liquidation
      Expenses"  are  a  reasonable  estimate  of  such  expenses,  reasonably related to the  Servicer's  experience  for such  expenses in  servicing comparable medium and heavy duty truck, bus and trailer receivables.

            (ii)  Purchase  Agreement  Representations.   The  representations
      and  warranties in Sections 3.01 and 3.02 of the Purchase  Agreement are
      true as of the Closing Date.

      SECTION VI.2.     Liability  of Seller.  The  Seller  shall be liable in
accordance  with this Agreement only to the extent of the  obligations in this
Agreement specifically undertaken by the Seller.

      SECTION VI.3.     Merger  or  Consolidation  of, or  Assumption  of the
Obligations of, Seller; Amendment of Certificate of Incorporation.

      (a)   Any  corporation  (i) into  which  the  Seller  may be  merged  or consolidated,  (ii)  resulting from any merger or  consolidation  to which the
Seller shall be a party,  (iii)  succeeding to the business of the Seller,  or
(iv)  more  than  50% of the  voting  stock of  which  is  owned  directly  or indirectly by NIC, which  corporation  in any of the foregoing  cases executes an agreement of  assumption  to perform  every  obligation of the Seller under this  Agreement,  shall be the  successor to the Seller  under this  Agreement without  the  execution  or filing of any  document  or any further act on the part of any of the  parties to this  Agreement.  The Seller  shall  provide 10 days' prior  notice of any merger,  consolidation  or  succession  pursuant to this Section 6.03 to the Rating Agencies.

      (b)   The Seller  hereby  agrees that during the term of this  Agreement it shall not amend Articles  Third,  Fourth,  Fifth,  Twelfth or Fourteenth of
its Restated Certificate of Incorporation  without obtaining the prior written consent of the Rating Agencies or without  obtaining the prior written consent of  Noteholders  whose  Notes  evidence  not  less  than  a  majority  of  the
Outstanding  Amount  of the  Voting  Notes as of the  close  of the  preceding
Distribution   Date  and  the  prior   written   consent  of  the  Holders  of
Certificates  evidencing not less than a majority of the ownership interest in the Trust as of the close of the preceding Distribution Date.

      SECTION VI.4.     Limitation  on  Liability  of Seller and  Others.  The
Seller and any  director  or officer  or  employee  or agent of the Seller may rely in good faith on the advice of  counsel  or on any  document  of any kind prima facie  properly  executed  and  submitted by any Person  respecting  any matters  arising  under  this  Agreement.  The  Seller  shall not be under any obligation  to appear in,  prosecute  or defend any legal  action  that is not incidental  to its  obligations  as  Seller  of  the  Receivables  under  this
Agreement and that in its opinion may involve it in any expense or liability.

      SECTION VI.5.     Seller  May Own  Securities.  Each of the  Seller  and
any Person controlling,  controlled by or under common control with the Seller may in its  individual  or any other  capacity  become the owner or pledgee of
Securities  with the same rights as it would have if it were not the Seller or an  Affiliate  thereof  except  as  otherwise  specifically  provided  herein.
Except as otherwise provided herein,  Securities so owned by or pledged to the
Seller or such controlling or commonly  controlled  Person shall have an equal and  proportionate  benefit under the  provisions of this  Agreement,  without preference, priority or distinction as among all of such Securities.

                                  ARTICLE VII
                      LIABILITIES OF SERVICER AND OTHERS

      SECTION VII.1.    Liability of Servicer; Indemnities.

      (a)   The Servicer  shall be liable in  accordance  with this  Agreement only  to  the  extent  of  the  obligations  in  this  Agreement  specifically undertaken by the Servicer.  Such obligations shall  include the following:

            (i)   The Servicer  shall defend,  indemnify and hold harmless the
      Indenture  Trustee,  the Owner  Trustee,  the Owner Trust Estate and the
      Securityholders  from and against any and all costs,  expenses,  losses, damages,  claims and  liabilities  arising out of or resulting  from the use,  ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

            (ii)  The Servicer shall  indemnify,  defend and hold harmless the
      Owner Trustee and the Indenture  Trustee from and against any taxes that may at any time be asserted  against any such Person with respect to the transactions contemplated in this Agreement,  including any sales, gross receipts,  general  corporation,  Illinois  corporate  income,  tangible personal  property,  privilege or license  taxes (but not  including any taxes  asserted  with respect to, and as of the date of, the sale of the
      Receivables  to the Owner  Trustee or the issuance and original  sale of
      the   Securities,   or  asserted   with  respect  to  ownership  of  the
      Receivables,   or  federal  or  other  income   taxes   arising  out  of
      distributions  on the  Securities,  or any  fees or  other  compensation payable to any such Person) and costs and expenses in defending  against the same;

            (iii) The Servicer shall indemnify,  defend and hold harmless, the
      Owner Trustee,  the Indenture Trustee and the  Securityholders  from and against  any and all  costs,  expenses,  losses,  claims,  damages,  and liabilities to the extent that such cost, expense,  loss, claim, damage, or  liability  arose out of, or was  imposed  upon such  Trustee  or the
      Securityholders  through  the  negligence,  willful  misfeasance  or bad faith of the  Servicer  in the  performance  of its  duties  under  this
      Agreement and any other  Transfer and Servicing  Agreements or by reason of reckless  disregard  of its  obligations  and duties under any of the
      Transfer and Servicing Agreements; and

            (iv)  The  Servicer  (other  than  the  Indenture  Trustee  in its capacity as successor  Servicer  pursuant to Section 8.02 hereof)  shall indemnify,  defend and hold harmless  each Trustee and their  respective agents,  officers,  directors and servants,  from and against all costs, expenses,  losses,  claims,  damages and  liabilities  arising out of or incurred in connection  with (x) in the case of the Owner  Trustee,  the
      Indenture   Trustee's   performance   of  its  duties  under  the  Basic
      Documents,  (y)  in  the  case  of  the  Indenture  Trustee,  the  Owner
      Trustee's  performance  of its duties  under the Basic  Documents or (z)
      the acceptance,  administration or performance by, or action or inaction of, the  applicable  Trustee of the trusts and duties  contained in this
      Agreement,  the  Basic  Documents,  the  Indenture  (in the  case of the
      Indenture  Trustee),  including the  administration of the Trust Estate, and the Trust  Agreement (in the case of the Owner  Trustee),  including the  administration  of the Owner Trust  Estate,  except in each case to the extent that such cost,  expense,  loss, claim,  damage or liability:
      (A) is due to the willful  misfeasance,  bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified,  (B) to the extent otherwise payable to the Indenture  Trustee,  arises from the
      Indenture  Trustee's breach of any of its  representations or warranties in Section 6.13 of the Indenture or (C) to the extent otherwise  payable to the Owner Trustee,  arises from the Owner Trustee's  breach of any of its  representations or warranties set forth in Section 6.6 of the Trust
      Agreement.

      (b)   Indemnification   under  this  Section  7.01  shall   survive  the
resignation  or removal of the Owner Trustee or the  Indenture  Trustee or the
termination of this Agreement and shall include  reasonable  fees and expenses of  counsel  and  expenses  of  litigation.  If  the  Servicer  has  made  any indemnity payments pursuant to this Section 7.01 and the recipient  thereafter collects any of such amounts from others,  the recipient  shall promptly repay such amounts collected to the Servicer, without interest.

      SECTION VII.2.    Merger  or  Consolidation  of, or  Assumption  of the
Obligations  of, the  Servicer.  Any  corporation  (a) into which the Servicer may be merged or  consolidated,  (b) resulting from any merger,  conversion or consolidation  to which the Servicer  shall be a party,  (c) succeeding to the business of the  Servicer,  or (d) more than 50% of the voting  stock of which is owned  directly or indirectly  by NIC and which is otherwise  servicing the
Seller's  receivables,  which  corporation  in  any  of  the  foregoing  cases executes  an  agreement  of  assumption  to perform  every  obligation  of the
Servicer  under this  Agreement  shall be the successor to the Servicer  under this  Agreement  without the  execution  or filing of any paper or any further act on the  part  of any of the  parties  to this  Agreement,  notwithstanding anything  in this  Agreement  to the  contrary.  The  Servicer  shall  provide notice of any merger,  consolidation  or  succession  pursuant to this Section
7.02 to the Rating Agencies.

      SECTION VII.3.    Limitation on Liability of Servicer and Others.

      (a)   Neither  the  Servicer  nor any of the  directors  or  officers or employees or agents of the Servicer  shall be under any liability to the Owner
Trustee  or the  Securityholders,  except  as  specifically  provided  in this
Agreement,  for any  action  taken or for  refraining  from the  taking of any action  pursuant to the  Further  Transfer  and  Servicing  Agreements  or for
errors in judgment;  provided,  however, that this provision shall not protect the Servicer or any such Person against any liability that would  otherwise be imposed  by reason of willful  misfeasance,  bad faith or  negligence  (except errors in  judgment)  in the  performance  of duties or by reason of  reckless disregard of obligations  and duties under the Further  Transfer and Servicing
Agreements.  The  Servicer and any  director,  officer or employee or agent of the  Servicer  may  rely in good  faith on the  advice  of  counsel  or on any document  of any kind prima  facie  properly  executed  and  submitted  by any
Person respecting any matters arising under this Agreement.

      (b)   [Reserved.]

      (c)   Except as provided in this  Agreement,  the Servicer  shall not be under any  obligation to appear in,  prosecute or defend any legal action that is not incidental to its duties to service the  Receivables in accordance with this  Agreement  and that in its  opinion  may  involve  it in any  expense or liability;  provided,  however, that the Servicer may undertake any reasonable action that it may deem  necessary or  desirable in respect of this  Agreement and the rights and duties of the parties to this  Agreement  and the interests of the  Securityholders  under this Agreement and the  Noteholders and (to the extent expressly provided therein) the Certificateholders  under the Indenture and the  interests of the  Certificateholders  under the Trust  Agreement.  In such event,  the legal  expenses  and costs for such action and any  liability resulting  therefrom  shall be expenses,  costs and  liabilities  of the Owner
Trustee  payable  from  the  Owner  Trust  Estate  and the  Servicer  shall be entitled to be reimbursed therefor.

      (d)   The  Applicable  Trustee shall  distribute  out of the  Collection
Account  on a  Distribution  Date  any  amounts  permitted  for  reimbursement pursuant  to  subsection  7.03(c)  which have not been  previously  reimbursed after any deposit to the Reserve  Account  pursuant to Section  4.06(c)(v) and before any  distribution to the Certificate  Distribution  Account pursuant to
Section  4.07(b);  provided,  however,  that the Applicable  Trustee shall not distribute  such  amounts  if the amount on  deposit  in the  Reserve  Account
(after  giving  effect to all  deposits and  withdrawals  pursuant to Sections
4.06(b) and (c) and Section  4.07(c),  on such  Distribution  Date) is greater than  zero but less  than  the  Specified  Reserve  Account  Balance  for such
Distribution Date.

      SECTION VII.4.    Delegation   of  Duties.   So  long  as  NFC  acts  as
Servicer,  the Servicer may, at any time without  notice or consent,  delegate any  duties  under  this  Agreement  to any  corporation  more than 50% of the voting stock of which is owned,  directly or indirectly,  by NIC. The Servicer may at any time perform  specific duties as Servicer  through  sub-contractors who are in the  business of  servicing  medium and heavy duty  truck,  bus and trailer receivables;  provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

      SECTION VII.5.    Servicer Not to Resign.  Subject to the  provisions of
Section 8.02,  the Servicer shall not resign from the  obligations  and duties imposed on it by this  Agreement as Servicer  except upon  determination  that the  performance of its duties under this  Agreement is no longer  permissible under  applicable  law. Any such  determination  permitting the resignation of the  Servicer  shall be  evidenced  by an Opinion  of  Counsel to such  effect delivered to each Trustee.  No such  resignation  shall become effective until the  Indenture  Trustee  or  a  successor  Servicer  shall  have  assumed  the responsibilities  and  obligations of the Servicer in accordance  with Section
8.02.

                                 ARTICLE VIII
                                    DEFAULT

      SECTION VIII.1.   Servicer   Defaults.   Each  of  the  following  shall
constitute a "Servicer Default:"

      (a)   any failure by the  Servicer to deliver to the  Indenture  Trustee for  deposit in any of the  Designated  Accounts  or to the Owner  Trustee for
deposit in the  Certificate  Distribution  Account any required  payment or to direct the  Indenture  Trustee to make any required  distributions  therefrom, which failure  continues  unremedied  for a period of five Business Days after written  notice is received by the  Servicer  from the  Applicable  Trustee or after discovery of such failure by an officer of the Servicer;

      (b)   failure on the part of the Seller or the  Servicer to duly observe or perform in any material  respect any other  covenants or  agreements of the
Seller or the Servicer set forth in the Purchase Agreement,  this Agreement or any of the other Further  Transfer and Servicing  Agreements which failure (i)
materially  and  adversely  affects  the rights of  Securityholders,  and (ii)
continues  unremedied  for a period of 60 days after the date on which written notice of such  failure,  requiring  the same to be remedied,  shall have been given to the Seller or the Servicer,  as applicable,  by either Trustee, or to the  Seller  or  the  Servicer,  as  applicable,  and  to  either  Trustee  by
Noteholders  whose Notes evidence not less than 25% of the Outstanding  Amount of the Voting Notes as of the close of the  preceding  Distribution  Date (or, if the Notes have been paid in full and the Indenture  has been  discharged in accordance with its terms, by  Certificateholders  whose Certificates evidence not less than 25% of the  ownership  interest  in the Trust as of the close of the preceding Distribution Date);

      (c)   the  entry  of  a  decree  or  order  by  a  court  or  agency  or supervisory  authority having jurisdiction in the premises for the appointment of a conservator,  receiver or liquidator  for the Seller or the Servicer,  in any insolvency,  readjustment of debt, marshaling of assets and liabilities or similar proceedings,  or for the winding up or liquidation of their respective affairs,  and the  continuance  of any such  decree or order  unstayed  and in effect for a period of 60 consecutive days; or

      (d)   the consent by the Seller or the Servicer to the  appointment of a conservator  or receiver or  liquidator  in any  insolvency,  readjustment  of debt,  marshaling  of assets and  liabilities,  or similar  proceedings  of or relating to the Seller or the Servicer or of or relating to substantially  all of their  respective  property;  or the Seller or the Servicer  shall admit in writing its  inability to pay its debts  generally as they become due,  file a petition to take  advantage of any  applicable  insolvency  or  reorganization statute,  make an assignment  for the benefit of its creditors or  voluntarily suspend payment of its obligations.

      SECTION VIII.2.   Consequences  of a  Servicer  Default.  If a  Servicer
Default shall occur and be  continuing,  either the  Indenture  Trustee or the
Noteholders  whose Notes evidence not less than a majority of the  Outstanding
Amount of the Voting Notes as of the close of the preceding  Distribution Date
(or,  if the  Notes  have  been  paid  in  full  and the  Indenture  has  been discharged in accordance  with its terms,  by the Owner Trustee or the Holders of Certificates  evidencing not less than a majority of the ownership interest in the Trust as of the  close of the  preceding  Distribution  Date) by notice then  given in  writing  to the  Servicer  and the Owner  Trustee  (and to the
Indenture Trustee if given by the  Securityholders)  may, in addition to other rights  and  remedies  available  in a  court  of law or  equity  to  damages, injunctive  relief and specific  performance,  terminate all of the rights and obligations of the Servicer under this  Agreement,  including the  termination of all  sub-servicing  agreements,  without  cost.  On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer
under  this  Agreement,   whether  with  respect  to  the  Securities  or  the
Receivables  or  otherwise,  shall  pass  to and be  vested  in the  Indenture
Trustee  pursuant to and under this Section  8.02.  The  Indenture  Trustee is hereby  authorized  and  empowered  to execute and  deliver,  on behalf of the
Servicer,  as attorney-in-fact  or otherwise,  any and all documents and other instruments,  and to do or  accomplish  all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to
complete  the  transfer  and   endorsement  of  the  Receivables  and  related
documents,  or  otherwise.  The  Servicer  agrees  to  cooperate  with  either
Trustee in effecting the  termination  of the  responsibilities  and rights of the Servicer  under this  Agreement,  including the transfer to either Trustee for  administration  by it of all cash  amounts that shall at the time be held by the  Servicer  for  deposit,  or that  shall  have  been  deposited  by the
Servicer  in  the  Collection   Account,   the  Reserve   Account,   the  Note
Distribution  Account or the  Certificate  Distribution  Account or thereafter received  with respect to the  Receivables  that shall at that time be held by the  Servicer.  In addition to any other  amounts that are then payable to the
Servicer under this Agreement,  the Servicer shall be entitled to receive from the successor  Servicer  reimbursements  for any Outstanding  Monthly Advances made  during the period  prior to the notice  pursuant  to this  Section  8.02 which  terminates  the  obligation  and  rights  of the  Servicer  under  this
Agreement.

      SECTION VIII.3.   Indenture  Trustee to Act;  Appointment  of Successor.
On and after the time the Servicer  receives a notice of termination  pursuant to Section 8.02, the Indenture  Trustee shall be the successor in all respects to the  Servicer  in its  capacity as servicer  under this  Agreement  and the transactions  set  forth  or  provided  for in this  Agreement,  and  shall be subject to all the  responsibilities,  restrictions,  duties  and  liabilities relating  thereto  placed on the Servicer by the terms and  provisions of this
Agreement;  provided,  however,  that the  predecessor  Servicer  shall remain liable for,  and the  successor  Servicer  shall have no  liability  for,  any indemnification  obligations  of the  Servicer  arising  as a result  of acts, omissions or occurrences  during the period in which the predecessor  Servicer was the Servicer; and provided,  further, that NFC shall remain liable for all such indemnification  obligations of the Servicer without regard to whether it is still Servicer hereunder.  As compensation  therefor, the Indenture Trustee shall be entitled to such compensation  (whether payable out of the Collection
Account or otherwise)  as the Servicer  would have been entitled to under this
Agreement if no such notice of termination had been given  including,  but not limited to, the Total Servicing Fee and Supplemental  Servicing Fees and shall be  entitled  to  Investment  Earnings  as set  forth  in  Section  5.01(b)(i)
hereof.  Notwithstanding  the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint,  or petition a court of competent  jurisdiction to appoint, a successor (i) having a net worth of not less than  $100,000,000  and (ii)  whose  regular  business includes  the  servicing  of medium  and heavy  duty  truck,  bus and  trailer receivables,  as the  successor  to the Servicer  under this  Agreement in the assumption of all or any part of the  responsibilities,  duties or liabilities of the Servicer  under this  Agreement.  In connection  with such  appointment and  assumption,  the  Indenture  Trustee may make such  arrangements  for the compensation  of such  successor out of payments on Receivables as it and such successor shall agree;  provided,  however, that no such compensation shall be in excess of that permitted the Servicer under this  Agreement.  The Indenture
Trustee  and such  successor  shall  take such  action,  consistent  with this
Agreement, as shall be necessary to effectuate any such succession.

      SECTION VIII.4.   Notification    to    Securityholders.     Upon    any
termination  of, or  appointment  of a successor to, the Servicer  pursuant to this Article VIII,  the Indenture  Trustee  shall give prompt  written  notice thereof to the  Noteholders  and the  Rating  Agencies  and the Owner  Trustee
shall give prompt written notice thereof to the Certificateholders.

      SECTION VIII.5.   Waiver  of  Past  Defaults.  Noteholders  whose  Notes
evidence  not less than a  majority  of the  Outstanding  Amount of the Voting
Notes as of the close of the  preceding  Distribution  Date (or, if all of the
Notes  have  been  paid in full  and the  Indenture  has  been  discharged  in accordance with its terms, Holders of Certificates  evidencing not less than a majority  of the  ownership  interest  in the  Trust  as of the  close  of the preceding Distribution Date) may, on behalf of all Securityholders,  waive any default by the Servicer in the  performance of its  obligations  hereunder and its  consequences,  except a default in making  any  required  deposits  to or payments  from any of the accounts in  accordance  with this  Agreement.  Upon any such waiver of a past default,  such default shall cease to exist, and any
Servicer  Default arising  therefrom shall be deemed to have been remedied for every  purpose  of  this  Agreement.  No  such  waiver  shall  extend  to  any subsequent or other default or impair any right consequent thereon.

      SECTION VIII.6.   Repayment  of   Advances.   If  the  identity  of  the
Servicer shall change, the predecessor  Servicer shall be entitled to receive, to the  extent of  available  funds,  reimbursement  for  Outstanding  Monthly
Advances  pursuant to Section 5.06 in the manner  specified  in Section  4.06, with respect to all Monthly Advances made by such predecessor Servicer.

                                  ARTICLE IX
                                  TERMINATION

      SECTION IX.1.     Optional  Purchase  of All  Receivables.  On the  last
day of any Monthly  Period as of which (i) the Aggregate  Receivables  Balance is 10% or less of the  Initial  Aggregate  Receivables  Balance  and  (ii) the
Class A-1  Notes,  the Class A-2 Notes and the Class A-3 Notes  have been paid in full,  the  Servicer  shall have the option to  purchase  the assets of the
Owner Trust Estate  other than the  Designated  Accounts  and the  Certificate
Distribution  Account.  If the Servicer's long term unsecured debt rating from
Moody's  Investors  Service,  Inc. is equal to or higher than Baa3 at the time that it seeks to exercise  such  option,  then to exercise  such  option,  the
Servicer  shall  deposit  in the  Collection  Account  an amount  equal to the aggregate  Administrative  Purchase  Payments for the  Receivables  (including
Liquidating Receivables),  plus the appraised value of any such other property contained  in the Owner  Trust  Estate  (less the  Liquidation  Expenses to be
incurred  in  connection  with  the  recovery  thereof),   such  value  to  be
determined  by an  appraiser  mutually  agreed upon by the  Servicer  and each
Trustee.  If the  Servicer's  long term  unsecured  debt rating  from  Moody's
Investors  Service,  Inc.  is less  than  Baa3 at the  time  that it  seeks to exercise  such  option,  then to exercise  such  option,  the  Servicer  shall deposit in the  Collection  Account an amount equal to the appraised  value of the Receivables (including Liquidating Receivables),  plus the appraised value of any such other  property  contained  in the Owner  Trust  Estate  (less the
Liquidation  Expenses to be incurred in connection with the recovery thereof), such  values to be  determined  by an  appraiser  mutually  agreed upon by the
Servicer  and each  Trustee;  provided,  that such  amount  (when added to any funds then on deposit in the  Designated  Accounts)  must be at least equal to the aggregate  Redemption  Price of the outstanding  Notes to be redeemed with such  proceeds  for the  Distribution  Date  related to the Monthly  Period in which such option is exercised.  Thereupon,  the Servicer shall succeed to all interests  in and  to the  Owner  Trust  Estate  (other  than  the  Designated
Accounts and the Certificate Distribution Account).

      SECTION IX.2.     Sale of Assets; Termination.

      (a)   Upon any sale or other  disposition  of the  assets  of the  Owner
Trust  Estate  pursuant  to Article V of the  Indenture  (an "Event of Default
Sale"),  the Servicer  shall  instruct the  Applicable  Trustee to deposit the proceeds from such disposition after all payments and reserves  therefrom have been made or the amount  specified in clause  SECOND of Section  5.4(b) of the
Indenture  (the "Event of Default  Proceeds") in the  Collection  Account.  On
the day  preceding  the  Distribution  Date on  which  the  Event  of  Default
Proceeds are  deposited in the  Collection  Account (or, if such  proceeds are not so  deposited  on the  day  preceding  a  Distribution  Date,  on the  day preceding the  Distribution  Date  immediately  following such  deposit),  the
Servicer shall instruct the Applicable  Trustee to make the following deposits
(after the  application  on the day preceding  such  Distribution  Date of the
Available  Amount and funds on  deposit in the  Reserve  Account  pursuant  to
Sections  4.06 and 4.07)  from the  Event of  Default  Proceeds  and any funds remaining  on deposit in the Reserve  Account  (including  the proceeds of any sale of  investments  therein as described in the  following  sentence) in the following priority:

            (i)   to  the  Note  Distribution  Account,  any  portion  of  the
      Aggregate  Class  A  Noteholders'  Interest   Distributable  Amount  not
      otherwise  deposited  into  the  Note  Distribution  Account  on the day preceding such  Distribution Date for payment of interest on the Class A
      Notes;

            (ii)  if such Event of Default Sale  results  from the  occurrence of an Event of Default  specified in Section  5.1(a),  (b) or (c) of the
      Indenture,  to the Note  Distribution  Account,  an amount  equal to the
      Note Principal  Balance of the Class A Notes (after giving effect to the reduction in the  Aggregate  Note  Principal  Balance to result from the deposits  made in the Note  Distribution  Account  on the day  preceding such Distribution Date and on the day preceding each prior  Distribution
      Date);

            (iii) to the Note Distribution  Account,  any portion of the Class
      B Noteholders'  Interest  Distributable  Amount not otherwise  deposited
      into  the  Note   Distribution   Account  on  the  day  preceding   such
      Distribution Date;

            (iv)  if such  Event of  Default  Sale  does not  result  from the
      circumstances   specified   in   Section   9.02(a)(ii),   to  the   Note
      Distribution  Account,  an amount equal to the Note Principal Balance of the  Class  A  Notes  (after  giving  effect  to  the  reduction  in the
      Aggregate  Note  Principal  Balance to result from the deposits  made in the Note  Distribution  Account on the day preceding  such  Distribution
      Date and on the day preceding each prior Distribution Date); and

            (v)   to the Note  Distribution  Account,  an amount  equal to the
      Note Principal  Balance of the Class B Notes (after giving effect to the reduction  therein  to  result  from  the  deposits  made  in  the  Note
      Distribution  Account on the day preceding such Distribution Date and on the day preceding each prior Distribution Date).

Subject to Section 5.01(b),  any investments on deposit in the Reserve Account which shall not mature on or before the day preceding such  Distribution  Date shall be sold by the  Indenture  Trustee  at such time as shall  result in the
Indenture  Trustee  receiving  the proceeds  from such sale not later than the day  immediately  preceding  such  Distribution  Date.  Any  Event of  Default
Proceeds  remaining after the deposits described above shall be deposited into
the    Certificate    Distribution    Account   for    distribution   to   the
Certificateholders.

      (b)   Notice  of any  termination  of the  Trust  shall  be given by the
Servicer  to each  Trustee  as soon as  practicable  after  the  Servicer  has received notice thereof.

      (c)   Following the  satisfaction  and  discharge of the Indenture  with respect to the Notes,  and the payment in full of the  principal  and interest on the  Notes,  the  Certificateholders  shall  succeed  to the  rights of the
Noteholders  hereunder  and the Owner  Trustee shall succeed to the rights of, and  assume  the  obligations  of,  the  Indenture  Trustee  pursuant  to this
Agreement (subject to the continuing  obligations of the Indenture Trustee set forth in Section 4.4 of the Indenture).

      (d)   After payment to each Trustee,  the  Noteholders  and the Servicer of all amounts  required to be paid under this  Agreement  and the  Indenture, any  amounts on deposit in the  Reserve  Account  and the  Collection  Account
(after all other  distributions  required to be made from such  accounts  have been made) shall be deposited into the  Certificate  Distribution  Account for distribution to the  Certificateholders  and any other assets remaining in the
Owner  Trust  Estate  shall be  distributed  to the  Certificate  Distribution
Account for distribution to the Certificateholders.

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

      SECTION X.1.      Amendment.

      (a)   This Agreement may be amended by the Seller,  the Servicer and the
Owner  Trustee  with the  consent of the  Indenture  Trustee,  but without the consent  of any of the  Securityholders,  (i) to cure any  ambiguity,  (ii) to correct or supplement  any provision in this  Agreement  that may be defective or inconsistent  with any other provision in this Agreement or any other Basic
Document,  (iii) to add or supplement any credit  enhancement  for the benefit of the  Noteholders  of any class or the  Certificateholders  provided that if
any  such   addition   shall   affect   any  class  of   Noteholders   or  the
Certificateholders  differently  than any other  class of  Noteholders  or the
Certificateholders,  respectively,  then such addition shall not, as evidenced by an  Opinion  of  Counsel,  adversely  affect in any  material  respect  the interests of any class of Noteholders or the  Certificateholders,  (iv) add to
the covenants,  restrictions  or obligations of the Seller,  the Servicer,  or either  Trustee or (v) add,  change or eliminate  any other  provision of this
Agreement  in any  manner  that  shall  not,  as  evidenced  by an  Opinion of
Counsel,  adversely  affect  in any  material  respect  the  interests  of the
Securityholders.

      (b)   This  Agreement  may  also  be  amended  from  time to time by the
Seller,  the Servicer and the Owner  Trustee with the consent of the Indenture
Trustee,  the  consent of  Noteholders  whose Notes  evidence  not less than a majority of the Outstanding  Amount of the Voting Notes as of the close of the preceding  Distribution  Date  and the  consent  of  Certificateholders  whose
Certificates  evidence not less than a majority of the  ownership  interest in the Trust as of the close of the preceding  Distribution Date (which consents, whether  given  pursuant  to this  Section  10.01  or  pursuant  to any  other provision of this  Agreement,  shall be conclusive  and binding on such Person and on all future  holders of such Notes or  Certificates  and of any Notes or
Certificates  issued upon the  transfer  thereof or in exchange  thereof or in lieu  thereof  whether or not  notation of such consent is made upon the Notes or  Certificates)  for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions  of this  Agreement,  or of modifying in any manner the rights of the Securityholders;  provided, however, that no such  amendment  shall  (i)(a)  increase  or reduce in any  manner the amount of, or  accelerate or delay the timing of,  collections  of payments on
Receivables  or  distributions  that  shall  be  required  to be  made  on any
Security,  the Interest Rate for any class of Notes or the  Specified  Reserve
Account Balance or (b) reduce the aforesaid  percentage required to consent to any such amendment,  without the consent of the holders of all Securities then outstanding or (ii) amend any provision of this Agreement  (including  Section
10.06) which  requires  actions taken under such provision to have the consent
of  Noteholders   whose  Notes  evidence   greater  than  a  majority  of  the
Outstanding  Amount of the Voting Notes as of the preceding  Distribution Date or of the Holders of  Certificates  evidencing  greater than a majority of the ownership  interest in the Trust as of the  preceding  Distribution  Date,  in each case  without  the  consent of the  Indenture  Trustee and the numbers of
Securityholders described in such Section.

      (c)   Prior to the  execution  of any such  amendment  or  consent,  the
Indenture  Trustee shall furnish  written  notification to the Rating Agencies of the  substance of such  amendment  or consent as provided to the  Indenture
Trustee.

      (d)   Promptly  after the  execution  of any such  amendment or consent, the Owner Trustee shall furnish written  notification of the substance of such amendment  or consent to each  Certificateholder,  and the  Indenture  Trustee shall  furnish  written  notification  to each  Noteholder of the substance of such amendment or consent as provided to the Indenture Trustee.

      (e)   It shall  not be  necessary  for the  consent  of  Securityholders pursuant  to  subsection  10.01(b)  to  approve  the  particular  form  of any proposed  amendment  or consent,  but it shall be  sufficient  if such consent shall approve the  substance  thereof.  The manner of obtaining  such consents
(and any other  consents of  Securityholders  provided for in this  Agreement)
and  of   evidencing   the   authorization   of  the   execution   thereof  by
Securityholders  shall be subject to such  reasonable  requirements  as either
Trustee may prescribe,  including the  establishment  of record dates pursuant to paragraph number 3 of the Note Depository Agreement.

      (f)   Prior to the  execution of any amendment to this  Agreement,  each
Trustee  shall be  entitled  to receive  and rely upon the  Opinion of Counsel referred to in subsection  10.02(i) and an Opinion of Counsel stating that the execution of such  amendment is authorized or permitted by this  Agreement and that all conditions  precedent to the execution and delivery of such amendment have been  satisfied.  Each Trustee may, but shall not be obligated  to, enter into any such  amendment  which affects such  Trustee's own rights,  duties or immunities under this Agreement or otherwise.

      (g)   Each of NFC and the  Seller  agrees  that  such  Person  shall not amend  or  agree  to any  amendment  of the  Purchase  Agreement  unless  such amendment  would be  permissible  under the terms of this Section  10.01 as if this Section 10.01 were contained in the Purchase Agreement.

      SECTION X.2.      Protection of Title to Owner Trust Estate.

      (a)   The Seller or the  Servicer  or both shall  execute  and file such financing  statements and cause to be executed and filed such continuation and other statements,  all in such manner and in such places as may be required by
law  fully  to   preserve,   maintain   and  protect   the   interest  of  the
Securityholders  and the Owner Trustee under this Agreement in the Receivables and the Indenture  Trustee's  interest in the Receivables under the Indenture.
The Seller or the  Servicer or both shall  deliver (or cause to be  delivered)
to the Owner  Trustee  file-stamped  copies of, or filing  receipts  for,  any document filed as provided above, as soon as available following such filing.

      (b)   Neither  the  Seller  nor the  Servicer  shall  change  its  name, identity or corporate  structure in any manner that would, could or might make any financing  statement or  continuation  statement  filed in accordance with paragraph  (a) above  seriously  misleading  within  the  meaning  of  Section
9-402(7) of the UCC,  unless it shall have given each Trustee at least 60 days prior written notice thereof.

      (c)   Each of the Seller  and the  Servicer  shall give each  Trustee at least  60  days  prior  written  notice  of any  relocation  of its  principal
executive  office  if,  as  a  result  of  such  relocation,   the  applicable
provisions  of the UCC  would  require  the  filing  of any  amendment  of any previously  filed financing or continuation  statement or of any new financing statement.  The Servicer  shall at all times  maintain  each office from which it services  Receivables and its principal  executive office within the United
States of America.

      (d)   The  Servicer  shall  maintain  accounts  and  records  as to each
Receivable  accurately  and in  sufficient  detail  to permit  (i) the  reader thereof to know at any time the status of such Receivable,  including payments and  recoveries  made  and  payments  owing  (and  the  nature  of  each)  and extensions  of any  scheduled  payments  made  not  less  than 45  days  prior thereto,  and (ii)  reconciliation  between payments or recoveries on (or with respect to) each  Receivable  and the amounts  from time to time  deposited in the Collection  Account,  the Note  Distribution  Account and the  Certificate
Distribution Account.

      (e)   The Servicer  shall  maintain its computer  systems so that,  from and after the time of sale  under this  Agreement  of the  Receivables  to the
Owner Trustee,  the Servicer's master computer records  (including any back-up archives)  that refer to any Receivable  indicate  clearly that the Receivable is owned by the Owner  Trustee.  Indication of the Owner  Trustee's  ownership of a Receivable  shall be deleted from or modified on the Servicer's  computer systems  when,  and  only  when,  the  Receivable  has  been  paid  in full or repurchased by the Seller or purchased by the Servicer.

      (f)   If at any time the Seller or the Servicer  proposes to sell, grant a security  interest  in, or  otherwise  transfer  any  interest in medium and heavy duty truck,  bus and trailer  receivables to any prospective  purchaser, lender  or other  transferee,  the  Servicer  shall  give to such  prospective purchaser,  lender or other transferee  computer tapes,  records or print-outs
(including  any restored  from back-up  archives)  that,  if they refer in any manner  whatsoever to any  Receivable,  indicate  clearly that such Receivable has been sold and is owned by the Owner  Trustee  unless such  Receivable  has been paid in full or repurchased by the Seller or purchased by the Servicer.

      (g)   The  Servicer  shall  permit  each  Trustee  and their  respective agents at any time to  inspect,  audit and make copies of and  abstracts  from the Servicer's  records regarding any Receivables then or previously  included in the Owner Trust Estate.

      (h)   The  Servicer  shall  furnish  to each  Trustee  at any time  upon request  a list of all  Receivables  then  held as  part  of the  Owner  Trust
Estate,  together  with a  reconciliation  of such  list to the  Schedule  of
Receivables and to each of the Servicer's  Certificates  furnished before such request  indicating  removal of Receivables from the Owner Trust Estate.  Upon request,  the  Servicer  shall  furnish a copy of any such list to the Seller.
Each  Trustee  and the Seller  shall hold any such list and the  Schedule  of
Receivables  for  examination  by interested  parties  during normal  business hours at their  respective  offices  located  at the  addresses  set  forth in
Section 10.03.

      (i)   The  Servicer  shall  deliver to each Trustee  promptly  after the execution and delivery of this  Agreement and of each  amendment  thereto,  an
Opinion of Counsel  either (a) stating  that,  in the opinion of such counsel, all financing  statements and  continuation  statements have been executed and filed that are  necessary  fully to preserve  and protect the interest of each
Trustee in the  Receivables,  and  reciting  the  details  of such  filings or referring  to prior  Opinions of Counsel in which such  details are given,  or
(b) stating that, in the opinion of such counsel,  no such action is necessary to preserve and protect such interest.

      (j)   To the extent  required by law,  the Seller  shall cause the Notes to be  registered  with the  Securities  and Exchange  Commission  pursuant to
Section  12(b) or Section  12(g) of the  Exchange  Act within the time periods specified in such sections.

      SECTION X.3.      Notices.  All  demands,   notices  and  communications
upon or to the Seller,  the Servicer,  either  Trustee or the Rating  Agencies under this Agreement shall be delivered as specified in Appendix B hereto.

      SECTION X.4.      Governing   Law.   All   questions    concerning   the
construction,  validity and interpretation of this Agreement shall be governed by and  construed  and enforced in  accordance  with the internal  laws of the
State of  Illinois,  without  giving  effect to any choice of law or  conflict
provision   or  rule   (whether   of  the  State  of  Illinois  or  any  other
jurisdiction)   that  would  cause  the   application   of  the  laws  of  any
jurisdiction other than the State of Illinois;  provided, however that (i) the duties and immunities of the Owner Trustee  hereunder shall be governed by the laws of the  State of  Delaware  and  (ii)  the  rights  and  remedies  of the
Indenture Trustee,  and the provisions  contained in Section 5.01(b)(ii) shall be governed by the laws of the State of New York.

      SECTION X.5.      Severability  of  Provisions.  If any  one or  more of
the covenants, agreements,  provisions or terms of this Agreement shall be for
any  reason  whatsoever  held  invalid,   then  such  covenants,   agreements,
provisions or terms shall be deemed  severable  from the remaining  covenants, agreements,  provisions or terms of this  Agreement and shall in no way affect the validity or  enforceability  of the other  provisions of this Agreement or of the Securities or the rights of the holders thereof.

      SECTION X.6.      Assignment.  Notwithstanding  anything to the contrary
contained in this Agreement,  this Agreement may not be assigned by the Seller without the prior  written  consent of  Noteholders  whose Notes  evidence not less than 66% of the  Outstanding  Amount of the Voting  Notes as of the close of the preceding  Distribution Date and of Holders of Certificates  evidencing not less than 66% of the  ownership  interest  in the Trust as of the close of the preceding  Distribution  Date. The Seller shall provide notice of any such assignment to the Rating Agencies.

      SECTION X.7.      Third-Party   Beneficiaries.   This  Agreement   shall
inure  to  the  benefit  of  and be  binding  upon  the  parties  hereto,  the
Securityholders   and  the  Trustees  and  their  respective   successors  and
permitted  assigns.  Except as  otherwise  provided in Section 7.01 or in this
Article X, no other Person shall have any right or obligation hereunder.

      SECTION X.8.      Separate   Counterparts.   This   Agreement   may   be
executed by the parties  hereto in separate  counterparts,  each of which when so executed  and  delivered  shall be an original,  but all such  counterparts shall together constitute but one and the same instrument.

      SECTION X.9.      Headings and  Cross-References.  The various  headings
in this Agreement are included for  convenience  only and shall not affect the meaning or interpretation of any provision of this Agreement.

      SECTION X.10.     Assignment  to Indenture  Trustee.  The Seller  hereby
acknowledges and consents to any mortgage,  pledge,  assignment and grant of a security  interest  by the  Owner  Trustee  on  behalf  of the  Trust,  to the
Indenture   Trustee   pursuant  to  the  Indenture  for  the  benefit  of  the
Noteholders  and  (only  to  the  extent  expressly   provided   therein)  the
Certificateholders  of all right,  title and interest of the Owner Trustee in, to and under the  Purchased  Property  and/or the  assignment of any or all of the Owner Trustee's rights and obligations hereunder to the Indenture Trustee.

      SECTION X.11.     No  Petition  Covenants.   Notwithstanding  any  prior
termination  of this  Agreement,  the Servicer and the Seller shall not, prior to the date  which is one year and one day after the final  distribution  with respect to the Securities to the Note Distribution  Account or the Certificate
Distribution Account, as applicable,  acquiesce,  petition or otherwise invoke or cause the Owner  Trustee to invoke the  process of any court or  government authority  for the purpose of  commencing  or  sustaining  a case  against the
Trust,  the Owner  Trust  Estate or the Owner  Trustee on behalf of the Trust,
under  any  federal  or  state  bankruptcy,   insolvency  or  similar  law  or
appointing a receiver, liquidator, assignee, trustee, custodian,  sequestrator or other similar  official of the Owner  Trustee,  on behalf of the Trust,  or any  substantial  part  of  its  property,  or  ordering  the  winding  up  or liquidation  of the affairs of the Trust,  the Owner Trust Estate or the Owner
Trustee, on behalf of the Trust.

      SECTION X.12.     Limitation of Liability of the Trustees.

      (a)   Notwithstanding  anything  contained herein to the contrary,  this
Agreement  has been  acknowledged  and accepted by The Bank of New York not in its individual  capacity but solely as Indenture Trustee and in no event shall
The Bank of New York have any liability for the  representations,  warranties, covenants,  agreements or other  obligations of the Owner Trustee hereunder or in any of the certificates,  notices or agreements  delivered pursuant hereto, as to all of which  recourse  shall be had  solely to the  assets of the Owner
Trust Estate.

      (b)   Notwithstanding  anything  contained herein to the contrary,  this
Agreement has been executed by Chase Manhattan Bank USA, National  Association not in its individual  capacity but solely in its capacity as Owner Trustee of the Trust under the Trust  Agreement  and in no event  shall  Chase  Manhattan
Bank USA,  National  Association  in its  individual  capacity  or,  except as expressly provided in the Trust Agreement,  as Owner Trustee of the Trust have any liability for the representations,  warranties,  covenants,  agreements or
other   obligations  of  the  Owner  Trustee   hereunder  or  in  any  of  the
certificates,  notices or agreements  delivered  pursuant hereto, as to all of which  recourse  shall be had solely to the assets of the Owner Trust  Estate.
For all  purposes  of this  Agreement,  in the  performance  of its  duties or obligations hereunder,  the Owner Trustee shall be subject to, and entitled to the  benefits  of,  the  terms  and  provisions  of  Article  VI of the  Trust
Agreement.

      SECTION X.13.     Business Day Certificate.

            On the Closing  Date (with  respect to the  remainder  of calendar year 2000) and  thereafter,  within 15 days prior to the end of each  calendar year  while  this  Agreement  remains  in  effect  (with  respect  to the next succeeding  calendar  year),  the Servicer  shall  deliver to either  Trustee, following  receipt  of  a  written  request  by  such  Trustee,  an  Officers'
Certificate  specifying  the days on which  banking  institutions  in Chicago,
Illinois are authorized or obligated by law or executive order to be closed.

                                   * * * * *

--------------------------------------------------------------------------------

POOLING SERVICE 2000B.DOC
      IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be duly executed by their respective  officers as of the day and year first above written.

                                    CHASE   MANHATTAN   BANK   USA,   NATIONAL
                                    ASSOCIATION,   not   in   its   individual
                                    capacity  but  solely as Owner  Trustee on
                                    behalf of the Trust

                                    By:/s/John J. Cashin
                                          John J. Cashin
                                          Vice President

                                    NAVISTAR   FINANCIAL  RETAIL   RECEIVABLES
                                    CORPORATION, as Seller

                                    By:/s/R. Wayne Cain
                                          R. Wayne Cain
                                          Vice President and Treasurer

                                    NAVISTAR   FINANCIAL    CORPORATION,    as
                                    Servicer

                                    By:/s/R. Wayne Cain
                                          R. Wayne Cain
                                          Vice President and Treasurer

Acknowledged and Accepted:
THE BANK OF NEW YORK, not in
its individual capacity but solely as
Indenture Trustee

By:   /s/Erwin Soriano
         Erwin Soriano
         Assistant Treasurer

--------------------------------------------------------------------------------

                                   EXHIBIT A

                            Form of PSA Assignment

      For  value  received,  in  accordance  with the  Pooling  and  Servicing
Agreement,   dated  as  of  November  1,  2000  (the  "Pooling  and  Servicing
Agreement"),  among Navistar  Financial  Corporation,  a Delaware  corporation
("NFC"),  Navistar  Financial  Retail  Receivables  Corporation,   a  Delaware
corporation   (the   "Seller")  and  Chase   Manhattan   Bank  USA,   National
Association,  not in its individual capacity but solely as Owner Trustee under the Trust  Agreement  (the "Owner  Trustee"),  the Seller  does  hereby  sell, assign,  transfer  and  otherwise  convey  unto the  Owner  Trustee,  without recourse,  all right,  title and  interest  of the Seller in, to and under (i)
the  Receivables   (having  an  aggregate  Initial   Receivables   Balance  of
$764,710,097.53) and all monies paid thereon (including  Liquidation Proceeds)
and due thereunder on and after the Cutoff Date;  (ii) the security  interests in the Financed  Vehicles granted by Obligors pursuant to the Receivables and, to the extent  permitted by law, any accessions  thereto which are financed by
NFC; (iii) the benefits of any lease  assignments  with respect to the related
Financed Vehicles;  (iv) any proceeds from any Insurance Policies with respect to the  Receivables;  (v) any proceeds from Dealer  Liability  with respect to the Receivables,  proceeds from any  International  Purchase  Obligations with respect to the  Receivables  (subject to the  limitations set forth in Section
2.04 of the Pooling and Servicing  Agreement) and proceeds from any Guaranties of  Receivables;  (vi) the  Purchase  Agreement,  the  assignment  pursuant to
Section 2.01 of the Purchase  Agreement  with respect to the  Receivables  and the  Custodian  Agreement,  including  the right of the Seller to cause NFC to perform its  obligations  thereunder  (including  the obligation to repurchase
Receivables  under  certain  circumstances)  and  (vii)  any  proceeds  of the property described in clauses (i), (ii), (iii) and (vi) above.

      The foregoing  sale does not constitute and is not intended to result in any  assumption by the Owner Trustee of any  obligation of the  undersigned to the Obligors,  Dealers,  insurers or any other Person in  connection  with the
Receivables,  the  agreements  with  Dealers,  any  Insurance  Policies or any agreement or instrument relating to any of them.

      This PSA  Assignment is made  pursuant to and upon the  representations, warranties  and  agreements  on the part of the  undersigned  contained in the
Pooling  and  Servicing  Agreement  and is to be  governed  by the Pooling and
Servicing Agreement.

      Capitalized  terms used herein and not otherwise  defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                 *  *  *  *  *

--------------------------------------------------------------------------------

POOLING SERVICE 2000B.DOC
      IN WITNESS  WHEREOF,  the  undersigned has caused this PSA Assignment to be duly executed as of November 1, 2000.

                                    NAVISTAR   FINANCIAL  RETAIL   RECEIVABLES
                                    CORPORATION

                                    By:/s/R. Wayne Cain
                                          R. Wayne Cain
                                          Vice President and Treasurer

--------------------------------------------------------------------------------

POOLING SERVICE 2000B.DOC
                                   EXHIBIT B
                     Locations of Schedule of Receivables

                        The Schedule of Receivables is
                          on file at the offices of:

            1.    The Indenture Trustee

            2.    The Owner Trustee

            3.    Navistar Financial Corporation

            4.    Navistar Financial Retail Receivables Corporation

--------------------------------------------------------------------------------

                             APPENDIX A

                             PART I - DEFINITIONS

      All terms defined in this Appendix shall have the defined  meanings when used in the Basic Documents, unless otherwise defined therein.

      Accountants'  Report:  The  report  described  in  Section  4.02  of the
Pooling and Servicing Agreement.

      Accounting  Date:  With respect to a Distribution  Date, the last day of the related Monthly Period, or, with respect to any initial  Distribution Date that occurs in the same  calendar  month as the Closing  Date, at the close of business on the Closing Date.

      Act:  An Act as specified in Section 11.3(a) of the Indenture.

      Actual  Payment:   With  respect  to  a  Distribution   Date  and  to  a
Receivable,  all payments  received by the Servicer from or for the account of the Obligor  during the related  Monthly Period (and, in the case of the first
Distribution  Date occurring  after the date such Receivable is transferred to the Owner  Trustee,  all  payments  received by the  Servicer  from or for the account of the  Obligor on or after the Cutoff  Date)  except for any  Overdue
Payments or Supplemental Servicing Fees.

      Administration Agreement:  That certain Administration Agreement,  dated as of November 1, 2000 among NFC, as Administrator,  Chase Manhattan Bank USA,
National Association,  as Owner Trustee, and the Indenture Trustee, as amended and supplemented from time to time.

      Administrative  Purchase  Payment:  With respect to a Distribution  Date and to an  Administrative  Receivable  purchased as of the related  Accounting
Date, a release of all claims for  reimbursement  of Monthly  Advances made on such Administrative  Receivable plus a payment equal to the sum of (i) the sum of the  Scheduled  Payments on such  Administrative  Receivable  due after the
Accounting Date minus the Rebate,  (ii) any reimbursement made pursuant to the last  sentence of Section  5.06 of the Pooling and  Servicing  Agreement  with respect to such  Receivable,  and (iii) all past due  Scheduled  Payments with respect to which a Monthly Advance has not been made.

      Administrative  Receivable:  A Receivable which the Servicer is required to purchase as of an  Accounting  Date pursuant to Section 3.08 of the Pooling and  Servicing  Agreement  or which the Servicer has elected to purchase as of an  Accounting  Date  pursuant to Section  9.01 of the  Pooling and  Servicing
Agreement.

      Administrator:   NFC   or  any   successor   Administrator   under   the
Administration Agreement.

      Affiliate:  With  respect  to any  specified  Person,  any other  Person controlling,  controlled  by or  under  common  control  with  such  specified
Person.  For the  purposes  of  this  definition,  "control"  when  used  with respect to any specified  Person means the power to direct the  management and
policies  of  such  Person,  directly  or  indirectly,   whether  through  the
ownership  of voting  securities,  by  contract  or  otherwise;  and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

      Agency  Office:  The  office of the Owner  Trustee  maintained  pursuant
Section 3.2 of the Indenture.

      Aggregate Losses:  With respect to a Monthly Period,  the sum of (i) the aggregate  of the  Receivable  Balances of all  Receivables  newly  designated
during  such  Monthly  Period  as  Liquidating  Receivables,   plus  (ii)  the
aggregate  principal  portion of Scheduled  Payments due but not received with respect  to all such  Receivables  prior to the date any such  Receivable  was
designated  a  Liquidating   Receivable  minus  (iii)   Liquidation   Proceeds
collected   during  such  Monthly  Period  with  respect  to  all  Liquidating
Receivables.

      Aggregate  Class A  Noteholders'  Interest  Distributable  Amount:  With
respect  to  any  Distribution  Date,  the  sum of the  Class  A  Noteholders'
Interest  Distributable Amounts for all classes of Class A Notes and the Class
A Noteholders'  Interest Carryover Shortfall as of the preceding  Distribution
Date.

      Aggregate  Note  Principal  Balance:  With  respect  to the  close  of a
Distribution  Date, the sum of the Note Principal  Balances for all classes of
Notes.

      Aggregate   Receivables  Balance:  As  of  any  date,  the  sum  of  the
Receivable  Balances of all outstanding  Receivables  (other than  Liquidating
Receivables).

      Annual  Percentage  Rate: With respect to a Receivable,  the annual rate of finance charges stated in such Receivable.

      Applicable  Trustee:  So long as the Aggregate Note Principal Balance is greater than zero and the  Indenture  has not been  discharged  in  accordance with its terms, the Indenture Trustee, and thereafter, the Owner Trustee.

      Authorized  Officer:  With respect to the Owner  Trustee,  acting not in its individual  capacity but solely in its capacity as Owner Trustee under the
Trust  Agreement,  any officer of the Owner  Trustee who is  authorized to act for the Owner  Trustee in matters  relating to the Owner Trust  Estate and who is  identified  on the list of  Authorized  Officers  delivered  by the  Owner
Trustee  to the  Indenture  Trustee on the  Closing  Date (as such list may be modified or  supplemented  from time to time  thereafter)  and, so long as the
Administration  Agreement  is in effect,  any Vice  President  or more  senior officer of the  Administrator  who is authorized to act for the  Administrator in  matters  relating  to the Owner  Trust  Estate and to be acted upon by the
Administrator  pursuant to the Administration  Agreement and who is identified on the list of  Authorized  Officers  delivered  by the  Administrator  to the
Indenture  Trustee  on the  Closing  Date (as such  list  may be  modified  or supplemented from time to time thereafter).

      Available  Amount:  With respect to a Distribution  Date, the sum of the
Collected Interest and the Collected Principal for such Distribution Date.

      Basic Documents:  The Trust Agreement,  the Purchase  Agreement,  the PA
Assignment,  the Pooling and  Servicing  Agreement,  the PSA  Assignment,  the
Custodian Agreement,  the Administration  Agreement,  the Indenture,  the Note
Depository  Agreement and the other  documents and  certificates  delivered in connection therewith.

      Basic Servicing Fee: With respect to a Monthly  Period,  the fee payable to the Servicer for services rendered during such Monthly Period,  which shall be equal to  one-twelfth  of the Basic  Servicing  Fee Rate  multiplied by the
Aggregate Receivables Balance as of the first day of such Monthly Period.

      Basic Servicing Fee Rate:  1.0% per annum.

      Book-Entry  Notes:  A beneficial  interest in the Notes,  ownership  and transfers of which shall be made through book entries by a Clearing  Agency as described in Section 2.10 of the Indenture.

      Business  Day: Any day other than a Saturday,  a Sunday or any other day on which banking institutions in New York, New York or Chicago,  Illinois may,
or are required to, remain closed.

      Certificate:  Any one of the certificates  executed by the Owner Trustee and  authenticated by or on behalf of the Owner Trustee in  substantially  the form set forth in Exhibit A to the Trust Agreement.

      Certificate  Distribution  Account:  The  account  designated  as  such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

      Certificate  Register:   The  register  of  Certificates   specified  in
Section 3.4 of the Trust Agreement.

      Certificate  Registrar:  The  registrar  at any time of the  Certificate
Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

      Certificated  Security:  As of any date,  has the meaning  given to such term under the applicable UCC in effect on such date.

      Certificateholder:  A Person in whose name a  Certificate  is registered pursuant to the terms of the Trust Agreement.

      Class A Noteholders'  Interest Carryover  Shortfall:  As of the close of any  Distribution  Date,  the  excess of the  Aggregate  Class A  Noteholders'
Interest  Distributable Amount for such Distribution Date over the amount that was actually  deposited in the Note Distribution  Account on the day preceding such current Distribution Date in respect of interest on the Class A Notes.

      Class A Noteholders' Interest  Distributable Amount: (a) With respect to the  Class  A-1  Notes  and any  Distribution  Date,  the  product  of (1) the outstanding  principal  balance  of the  Class  A-1  Notes  on  the  preceding
Distribution  Date after giving effect to all payments of principal in respect of the Class A-1 Notes on such  preceding  Distribution  Date (or, in the case of the first  Distribution  Date,  the  outstanding  principal  balance on the
Closing  Date)  and (2) the  product  of the  Interest  Rate for the Class A-1
Notes and a  fraction,  the  numerator  of which is the actual  number of days elapsed  from the most recent  Distribution  Date on which  interest  has been paid  (or  the  Closing  Date,  in the  case  of the  initial  period)  to but excluding the current  Distribution Date, and the denominator of which is 360, and (b) with  respect  to the  Class  A-2  Notes,  the Class A-3 Notes and the
Class A-4 Notes and any Distribution  Date, the product of (1) the outstanding
principal   balance  of  such  class  of  Class  A  Notes  on  the   preceding
Distribution  Date after giving effect to all payments of principal in respect of such class of Class A Notes on such  preceding  Distribution  Date (or,  in the case of the first Distribution Date, the outstanding  principal balance on the Closing  Date) and (2) the product of the Interest  Rate for such class of
Class A Notes and a fraction,  the  numerator  of which is 30 (or, in the case of the first  Distribution  Date,  the number of days elapsed from the Closing
Date to but excluding such  Distribution  Date),  and the denominator of which is 360.

      Class A Notes:  Collectively,  the Class  A-1  Notes,  Class A-2  Notes,
Class A-3 Notes and Class A-4 Notes.

      Class  A-1  Notes:  The  Class  A-1  6.73%  Asset  Backed  Notes  in the
aggregate principal amount of $140,000,000 issued pursuant to the Indenture.

      Class  A-2  Notes:  The  Class  A-2  6.66%  Asset  Backed  Notes  in the
aggregate principal amount of $232,400,000 issued pursuant to the Indenture.

      Class  A-3  Notes:  The  Class  A-3  6.67%  Asset  Backed  Notes  in the
aggregate principal amount of $184,900,000 issued pursuant to the Indenture.

      Class  A-4  Notes:  The  Class  A-4  6.78%  Asset  Backed  Notes  in the
aggregate principal amount of $178,733,000 issued pursuant to the Indenture.

      Class B Notes:  The Class B 7.03% Asset  Backed  Notes in the  aggregate principal amount of $28,677,097.53 issued pursuant to the Indenture.

      Class B Noteholders'  Interest Carryover  Shortfall:  As of the close of any  Distribution  Date, the excess of (i) the Class B  Noteholders'  Interest
Distributable  Amount for such Distribution Date over (ii) the amount that was actually deposited in the Note Distribution  Account on the day preceding such current Distribution Date in respect of interest on the Class B Notes.

      Class B  Noteholders'  Interest  Distributable  Amount:  With respect to any  Distribution  Date,  the  sum of  (i) the  Class B  Noteholders'  Monthly
Interest  Distributable Amount for such Distribution Date and (ii) the Class B
Noteholders'  Interest  Carryover  Shortfall as of the preceding  Distribution
Date.

      Class  B  Noteholders'  Monthly  Interest   Distributable  Amount:  With
respect  to  any  Distribution  Date,  the  product  of  (i)  the  outstanding principal  balance  of the Class B Notes on the  preceding  Distribution  Date after  giving  effect to all  payments of  principal in respect of the Class B
Notes on such  preceding  Distribution  Date  (or,  in the  case of the  first
Distribution Date, the outstanding  principal balance on the Closing Date) and
(ii) the  product of the  Interest  Rate for the Class B Notes and a fraction, the numerator of which is 30 (or, in the case of the first  Distribution Date, the  number  of days  elapsed  from the  Closing  Date to but  excluding  such
Distribution Date) and the denominator of which is 360.

      Clearing  Agency:  An  organization  registered  as a "clearing  agency"
pursuant to Section 17A of the Exchange Act.

      Clearing Agency Participant:  A securities broker,  dealer,  bank, trust company,  clearing corporation or other financial  institution or other Person for whom from time to time a Clearing  Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

      Closing: "Closing" as defined in Section 2.03 of the Purchase Agreement.

      Closing Date: November 1, 2000.

      Code:  The Internal  Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

      Code  Collateral:  Any  property  a  security  interest  in which may be perfected by filing under the applicable UCC.

      Collateral:  The  collateral  specified  in the  Granting  Clause of the
Indenture.

      Collected  Interest:  With respect to any Distribution  Date, the sum of the  following  amounts with respect to the related  Monthly  Period,  in each case computed in accordance  with the  actuarial  method:  (i) that portion of all collections on Receivables (other than Liquidating  Receivables) allocable to  interest  or  Prepayment  Surplus,  (ii) that  portion of all  Liquidation
Proceeds  allocable to interest in accordance  with the  Servicer's  customary servicing procedures,  (iii) that portion of all Monthly Advances allocable to interest  and (iv)  that  portion  of all  Warranty  Payments,  Administrative
Purchase  Payments or the  Optional  Purchase  Proceeds  allocable  to accrued interest or  Prepayment  Surplus;  less an amount  equal to the sum of (x) all amounts  received on any Receivable  (other than a Liquidating  Receivable) to the extent of the  aggregate  Outstanding  Monthly  Advances of interest  with respect to such  Receivable  and (y)  Liquidation  Proceeds  with respect to a particular  Receivable to the extent of the  Outstanding  Monthly  Advances of interest thereon.

      Collected  Principal:  With respect to any Distribution Date, the sum of the following  amounts with respect to the related Monthly Period in each case computed in  accordance  with the  actuarial  method:  (i) that portion of all collections on Receivables (other than Liquidating  Receivables)  allocable to principal,  (ii) that portion of Liquidation  Proceeds  allocable to principal in accordance with the Servicer's customary servicing  procedures,  (iii) that portion of all Monthly Advances  allocable to principal,  (iv) that portion of all  Warranty  Payments,  Administrative  Purchase  Payments  or the  Optional
Purchase  Proceeds  allocable  to  principal,  and  (v)  that  portion  of all
Prepayments  allocable  to  principal;  less an amount equal to the sum of (x)
amounts  received on any Receivable  (other than a Liquidating  Receivable) to the extent of the aggregate  Outstanding  Monthly  Advances of principal  with respect to such  Receivable  and (y)  Liquidation  Proceeds  with respect to a particular  Receivable to the extent of the  Outstanding  Monthly  Advances of principal and amounts  representing  reimbursement  for  Liquidation  Expenses with respect to such  Receivables  pursuant to  subsection  4.06(b)(i)  of the
Pooling and Servicing Agreement.

      Collection  Account:  The account  designated as such,  established  and maintained  pursuant  to  Section  5.01(a)(i)  of the  Pooling  and  Servicing
Agreement.

      Corporate  Trust Office:  With respect to the  Indenture  Trustee or the
Owner  Trustee,  the  principal  office  at which at any  particular  time the
corporate   trust  business  of  the  Indenture   Trustee  or  Owner  Trustee,
respectively,  shall be  administered,  which  offices at the Closing Date are located,  in the case of the Indenture  Trustee,  at The Bank of New York, 101
Barclay  Street Floor 12 East,  New York,  New York,  10286,  Attn:  Corporate
Trust  Administration,  and in  the  case  of  the  Owner  Trustee,  at  Chase
Manhattan  Bank  USA,   National   Association,   1201  North  Market  Street,
Wilmington, Delaware 19801, Attn:  Corporate Trustee Administration.

      Custodian:  NFC, as Servicer,  or another  custodian  named from time to time in the Custodian Agreement.

      Custodian Agreement:  The Custodian  Agreement,  dated as of November 1,
2000 between the Custodian  and the Seller,  as amended or  supplemented  from time to time.

      Cutoff Date: October 1, 2000.

      Dealer:  (i)  A  Person  with  whom  International  has a  valid  dealer sales/maintenance  agreement  to sell  International  vehicles,  (ii) a Person with  whom  NFC has an  agreement  to  extend  new or used  truck  floor  plan financing terms or (iii) a truck, bus, or trailer equipment  manufacturer with whom International has a valid agreement to sell International vehicles.

      Dealer Liability:  With respect to a Receivable,  all rights, claims and actions of NFC against the Dealer  which sold the Financed  Vehicles(s)  which gave  rise to such  Receivable  and  any  successor  Dealer  for  recourse  or reimbursement  of any  losses,  costs or  expenses  arising  as a result  of a default by the Obligor on such Receivable.

      Default:  Any  occurrence  that is, or with  notice or the lapse of time or both would become, an Event of Default.

      Definitive  Certificates:  The Certificates specified in Section 3.13 of the Trust Agreement.

      Definitive Notes:  The Notes specified in Section 2.12 of the Indenture.

      Delinquency  Percentage:  With  respect  to  a  Distribution  Date,  the aggregate  Remaining Gross Balances of all outstanding  Receivables  which are
61 days or more past due as of the last day of the related Monthly Period,  as determined in accordance with the Servicer's normal practices,  expressed as a percentage  of the  aggregate  Remaining  Gross  Balances  of all  outstanding
Receivables on the last day of such Monthly Period.

      Designated Account Property:  The Designated  Accounts,  all amounts and investments  held from time to time in any Designated  Account (whether in the
form  of  deposit  accounts,   Physical   Property,   book-entry   securities,
uncertificated  securities  or  otherwise),   including  the  Reserve  Account
Initial Deposit, and all proceeds of the foregoing.

      Designated  Accounts:  The  Collection  Account,  the Note  Distribution
Account and the Reserve Account, collectively.

      Designated  Receivables:  The  "Designated  Receivables"  as  defined in
Section 2.01 of the Purchase Agreement.

      Determination  Date:  The day  that is two  Business  Days  prior to the
Distribution Date.

      Distribution  Date:  With respect to a Monthly  Period,  the 15th day of the next  succeeding  calendar  month or,  if such 15th day is not a  Business
Day, the next succeeding Business Day, commencing November 15 , 2000.

      Distributor:  A distributor  of vehicles and equipment not  manufactured by International.

      Eligible  Deposit  Account:  Either  (i) a  segregated  account  with an
Eligible  Institution  or (ii) a  segregated  trust account with the corporate trust department of a depository  institution  organized under the laws of the
United  States of America or any one of the states  thereof or the District of
Columbia (or any domestic  branch of a foreign bank),  having  corporate trust powers and acting as trustee  for  funds,  acting in its  fiduciary  capacity, deposited in such account so long as any of the securities of such  depository institution  have a  credit  rating  from  each  Rating  Agency  in one of its generic  rating  categories  for  long-term  unsecured  debt  which  signifies investment grade.

      Eligible  Institution:  A  depository  institution  organized  under the laws of the United  States of America or any one of the states  thereof or the
District of Columbia (or any  domestic  branch of a foreign  bank),  (A) which has either (1) a  long-term  unsecured  debt rating of at least "AAA" from S& P and "A2" from Moody's Investors  Service,  Inc. or (2) a short-term  unsecured debt or  certificate  of deposit  rating of at least "A-1+" from S& P and "P-1"
from Moody's Investors  Service,  Inc.,  (B) whose deposits are insured by the
FDIC and (C) having a combined capital and surplus of at least  $50,000,000 as set forth in its most recent published annual report of condition.

      Eligible Investments:  Book-entry securities,  negotiable instruments or securities  represented  by  instruments  in bearer or  registered  form which evidence:

            (i)   direct  obligations of, and obligations  fully guaranteed as to timely  payment of principal  and  interest by, the United  States of
      America;

            (ii)  demand  deposits,  time deposits or  certificates of deposit of any depository  institution or trust company  incorporated  under the laws of the  United  States  of  America  or any state  thereof  (or any domestic  branch  of a foreign  bank) and  subject  to  supervision  and examination  by  Federal  or State  banking  or  depository  institution authorities;  provided,  however,  that at the time of the investment or contractual  commitment to invest therein, the commercial paper or other short-term  unsecured debt obligations  (other than such obligations the rating  of which is based on the  credit  of a Person  other  than  such depository  institution  or trust  company)  thereof shall have a credit rating  from  each of the  Rating  Agencies  in the  highest  investment category for short-term  unsecured debt  obligations or  certificates of deposit granted thereby;

            (iii) commercial  paper having,  at the time of the  investment or contractual  commitment  to invest  therein,  a rating  from each of the
      Rating  Agencies  in the  highest  investment  category  for  short-term unsecured debt obligations or certificates of deposit granted thereby;

            (iv)  investments  in money  market or common trust funds having a rating  from  each of the  Rating  Agencies  in the  highest  investment category for short-term  unsecured debt  obligations or  certificates of deposit  granted  thereby  (including  funds  for  which  the  Indenture
      Trustee or the Owner  Trustee or any of their  respective  affiliates is investment  manager  or  advisor,  so long as such fund  shall have such rating);

            (v)   bankers'  acceptances  issued by any depository  institution or trust company referred to in clause (ii) above;

            (vi)  repurchase  obligations with respect to any security that is a direct  obligation  of, or fully  guaranteed  by, the United States of
      America or any agency or  instrumentality  thereof  the  obligations  of which are backed by the full  faith and  credit of the United  States of
      America,  in either case entered into with (A) a depository  institution or trust  company  (acting as  principal)  described in  clause (ii)  or
      (B) a depository  institution or trust company the deposits of which are insured by FDIC or the  counterparty for which has a rating from each of the Rating  Agencies in the highest  investment  category for short-term unsecured  debt  obligations,  the  collateral  for  which  is held by a custodial  bank for the  benefit of the Owner  Trustee or the  Indenture
      Trustee,  is marked to market daily and is  maintained in an amount that exceeds the amount of such  repurchase  obligation,  and which  requires liquidation  of the  collateral  immediately  upon  the  amount  of such collateral  being  less than the  amount of such  repurchase  obligation
      (unless  the   counterparty   immediately   satisfies   the   repurchase
      obligation upon being notified of such shortfall);

            (vii) commercial  paper  master notes  having,  at the time of the investment or contractual  commitment to invest  therein,  a rating from each of the Rating  Agencies  in the  highest  investment  category  for short-term unsecured debt obligations; and

            (viii)      any other  investment  permitted by each of the Rating
      Agencies.

in each case,  other than as  permitted by the Rating  Agencies,  maturing not later than the Business Day immediately preceding the next Distribution Date.

      ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

      Event of Default:  An event described in Section 5.1 of the Indenture.

      Exchange Act:  The Securities Exchange Act of 1934, as amended.

      Executive   Officer:   With  respect  to  any  corporation,   the  Chief
Executive  Officer,   Chief  Operating   Officer,   Chief  Financial  Officer,
President,  Executive Vice President, any Vice President, the Secretary or the
Treasurer  of such  corporation;  and with  respect  to any  partnership,  any general partner thereof.

      Expenses:  The expenses described in Section 6.9 of the Trust Agreement.

      FDIC:  Federal Deposit Insurance Corporation or any successor agency.

      Final  Scheduled   Distribution   Date:  With  respect  to  a  class  of
Securities, the date set forth below opposite such Securities:

            Class A-1 Notes:        November 15, 2001
            Class A-2 Notes:        October 15, 2003
            Class A-3 Notes:        November 15, 2004
            Class A-4 Notes:        September 17, 2007
            Class B Notes:          September 17, 2007

      Financed  Vehicle:  A new or used  medium or heavy  duty  truck,  bus or trailer,  together  with any  accessions  thereto  which were financed by NFC, securing an Obligor's  indebtedness  under a Receivable.  A Receivable  may be secured by one or more Financed Vehicles.

      Financial  Asset:  Has the  meaning  given such term in Revised  Article
8. As used herein,  the Financial  Asset  "related to" a Security  Entitlement is the Financial Asset in which the entitlement  holder (as defined in Revised
Article 8)  holding  such  Security  Entitlement  has the rights and  property interest specified in Revised Article 8.

      Full  Prepayment:  With respect to a Distribution  Date, that portion of an Actual  Payment (other than the Scheduled  Payment),  which with respect to
(i) any  Receivable,  is sufficient  to prepay such  Receivable in full (after application  of the  Scheduled  Payment),  or  (ii) a  Receivable  secured  by multiple  Financed  Vehicles,  equals  the  unpaid  principal  amount  of  the
Receivable  relating to any Financed Vehicle, as determined by the Servicer in accordance with its customary servicing procedures.

      Further Transfer and Servicing Agreements:      The      Pooling     and
Servicing  Agreement,  the  PSA  Assignment,   the  Trust  Agreement  and  the
Indenture.

      Grant: To mortgage,  pledge, bargain, sell, warrant,  alienate,  remise, release,  convey,  assign,  transfer,  create,  and  grant a lien  upon  and a security  interest  in and right of  set-off  against,  deposit,  set over and confirm  pursuant to the Indenture.  A Grant of the Collateral or of any other agreement  or  instrument  shall  include all rights,  powers and options (but none of the  obligations)  of the Granting  party  thereunder,  including  the immediate  and  continuing  right  to claim  for,  collect,  receive  and give receipt for principal and interest  payments in respect of, the Collateral and all other moneys  payable  thereunder,  to give and receive  notices and other communications,  to make waivers or other  agreements,  to exercise all rights and  options,  to  bring  Proceedings  in the  name of the  Granting  party or otherwise and generally to do and receive  anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      Guaranties:  With  respect to any  Receivable,  personal  or  commercial guaranties of an Obligor's performance with respect thereto.

      Holder:  The Person in whose name a Note or  Certificate  is  registered on the Note Register or the Certificate Register, as applicable.

      Indemnified  Parties:  The Persons specified in Section 6.9 of the Trust
Agreement.

      Indenture:  The  Indenture,  dated as of  November  1, 2000  between the
Owner  Trustee and the Indenture  Trustee,  as amended and  supplemented  from time to time.

      Indenture   Trustee:   The  Bank  of  New  York,   a  New  York  banking
corporation,  not in its  individual  capacity but solely as trustee under the
Indenture, or any successor trustee under the Indenture.

      Independent:  When used with respect to any specified  Person,  that the
Person (i) is in fact independent of the Trust,  the Owner Trustee,  any other obligor upon the Notes,  the Seller and any  Affiliate of any of the foregoing
Persons,  (ii) does  not have any direct  financial  interest or any  material indirect  financial interest in the Trust, the Owner Trust Estate or the Owner
Trustee,  any such other  obligor,  the Seller or any  Affiliate of any of the foregoing  Persons and (iii) is not connected with the Trust,  the Owner Trust
Estate  or the  Owner  Trustee,  any such  other  obligor,  the  Seller or any
Affiliate of any of the foregoing Persons as an officer,  employee,  promoter,
underwriter,   trustee,   partner,   director  or  person  performing  similar
functions.

      Independent  Certificate:  A  certificate  or opinion to be delivered to the  Indenture  Trustee  under the  circumstances  described in, and otherwise complying with, the applicable  requirements of Section 11.1 of the Indenture, made by an Independent  appraiser or other expert appointed by an Issuer Order and approved by the Indenture  Trustee in the exercise of reasonable care, and such  opinion  or  certificate  shall  state  that  the  signer  has  read the
definition  of   "Independent"  in  the  Indenture  and  that  the  signer  is
Independent within the meaning thereof.

      Indirect Participant:  A securities broker,  dealer, bank, trust company or other  Person that  clears  through or  maintains a custodial  relationship with a Clearing Agency Participant, either directly or indirectly.

      Initial  Aggregate   Receivables   Balance:   The  sum  of  the  Initial
Receivable Balances of the
Receivables as of the Cutoff Date, which is $764,710,097.53.

      Initial Gross Receivable  Balance:  With respect to any Receivable as of the  Cutoff  Date,  the  Initial  Receivable  Balance  plus,  in the  case  of
Receivables   classified  by  the  Servicer  as  "finance  charge  -  included contracts," the finance charges  included in the Scheduled  Payments due on or after the Cutoff Date.

      Initial Receivable Balance: With respect to a Receivable,  the aggregate principal  amount advanced under such Receivable  toward the purchase price of the  Financed  Vehicle or Financed  Vehicles,  including  insurance  premiums, service  and  warranty  contracts,  federal  excise and sales  taxes and other items  customarily  financed as part of a Retail Note and related costs,  less payments  received  from the Obligor  prior to the Cutoff Date with respect to such Receivable allocable on the basis of the actuarial method to principal.

      Insolvency Event:  With respect to a specified Person,  (i) the entry of a  decree  or  order  by a  court,  agency  or  supervisory  authority  having jurisdiction  in the premises for the  appointment of a conservator,  receiver or  liquidator  for such  Person,  in any  insolvency,  readjustment  of debt, marshaling  of assets  and  liabilities  or  similar  proceedings,  or for the winding-up or liquidation  of such Person's  affairs,  and the  continuance of any  such  decree  or  order  unstayed  and  in  effect  for  a  period  of 60 consecutive  days;  (ii) the  consent by such Person to the  appointment  of a conservator,  receiver or liquidator in any insolvency,  readjustment of debt, marshaling of assets and liabilities or similar  proceedings of or relating to such Person or of or relating to substantially all of such Person's  property, or  (iii) such  Person  shall admit in writing its  inability to pay its debts generally  as they  become  due,  file a  petition  to take  advantage  of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

      Insurance  Policy:  With respect to a  Receivable,  an insurance  policy covering physical damage,  credit life, credit disability,  theft,  mechanical breakdown or similar event to each Financed Vehicle securing such Receivable.

      Insurance  Proceeds:  With  respect to any  Receivable,  proceeds of any
Insurance Policy with respect to such Receivable.

      Interest  Rate:  With  respect to the Class A-1 Notes,  6.73% per annum, with  respect to the Class A-2 Notes,  6.66% per  annum,  with  respect to the
Class A-3 Notes,  6.67% per annum, with respect to the Class A-4 Notes,  6.78%
per annum and with respect to the Class B Notes, 7.03% per annum.

      Interested  Parties:  The Owner Trustee and each other party  identified or described in the Purchase  Agreement or the Further  Transfer and Servicing
Agreements  as  having  an  interest  as  owner,  trustee,  secured  party  or
Securityholder with respect to the Purchased Property.

      International:  International Truck and Engine  Corporation,  a Delaware
corporation, and its successors.

      International    Purchase    Obligations:    Certain    obligations   of
International,  subject to limitations, to purchase Financed Vehicles securing
Liquidating  Receivables  pursuant  to Article VI,  "NFC/International  Retail
Repossession  Purchase and Remarketing  Agreement" and other provisions of the
Master  Intercompany  Agreement by and between NFC and International  dated as of April 26,  1993,  as such  Master  Intercompany  Agreement  may be amended, supplemented, restated or otherwise modified.

      Investment  Earnings:  Investment  earnings  on funds  deposited  in the
Designated  Accounts,  net of  losses  and  investment  expenses,  during  the applicable Monthly Period.

      Issuer Order and Issuer  Request:  A written order or request  signed in the  name of the  Owner  Trustee  by any one of its  Authorized  Officers  and
delivered to the Indenture Trustee.

      Lien:  Any  security   interest,   lien,  charge,   pledge,   equity  or
encumbrance  of any kind other  than liens for taxes not yet due and  payable, mechanics'  liens,  any liens that attach by  operation  of law, and any liens being contested by appropriate measures.

      Liquidating  Receivable:  A Receivable  (i) as to which the Servicer (a)
has  reasonably  determined,   in  accordance  with  its  customary  servicing
procedures,  that  eventual  payment of amounts  owing on such  Receivable  is unlikely,  or (b)  has  repossessed  the  Financed  Vehicle  or  all  Financed
Vehicles  securing the  Receivable  or (ii) as to which any related  Scheduled
Payment is at least 210 days overdue.

      Liquidation  Expenses:  With  respect to a  Liquidating  Receivable,  an amount not to exceed $750 (or such greater  amount as the Servicer  determines necessary  in  accordance  with its  customary  procedures  to  refurbish  and dispose  of a  repossessed  Financed  Vehicle)  as an  allowance  for  amounts charged  to the  account  of the  Obligor,  in  keeping  with  the  Servicer's customary procedures,  for repossession,  refurbishment and disposition of the
Financed Vehicle including out-of-pocket costs related to the liquidation.

      Liquidation  Proceeds:  With respect to a  Liquidating  Receivable,  all amounts realized with respect to such Receivables,  including  benefits of any lease  assignments,  Insurance  Proceeds,  proceeds from any Dealer Liability, proceeds from any  International  Purchase  Obligations  and proceeds from any
Guaranties,  net of amounts that are required to be refunded to the Obligor on such Receivable.

      Monthly  Advance:  The  amount,  as of an  Accounting  Date,  which  the
Servicer  is  required  to advance on the  respective  Receivable  pursuant to
Section 5.06 of the Pooling and Servicing Agreement.

      Monthly  Period:  With  respect to a  Determination  Date, a Record Date and a Distribution  Date, the calendar month preceding the month in which such date occurs.  With respect to an Accounting  Date, the calendar month in which such Accounting Date occurs.

      New York UCC: The UCC as in effect in the State of New York.

      NIC: Navistar  International  Corporation,  a Delaware corporation,  and its successors.

      NFC: Navistar Financial  Corporation,  a Delaware  corporation,  and its successors.

      NFRRC:  Navistar  Financial Retail Receivables  Corporation,  a Delaware
corporation, and its successors.

      Noteholders:  Holders of record of the Notes  pursuant to the  Indenture and,  with  respect to any class of Notes,  holders of record of such class of
Notes pursuant to the Indenture.

      Noteholders'  Principal  Carryover  Shortfall:  As of the  close  of any
Distribution   Date,   the   excess,   if  any,  of   Noteholders'   Principal
Distributable  Amount  for such  Distribution  Date over the  amount  that was actually deposited in the Note Distribution  Account on the day preceding such
Distribution Date in respect of principal.

      Noteholders'  Principal   Distributable  Amount:  For  any  Distribution
Date,  the lesser of (x) the sum of (i) the  Principal  Distributable  Amount,
(ii)  the  Noteholders'  Principal  Carryover  Shortfall  for the  immediately preceding  Distribution  Date and  (iii) on the Final  Scheduled  Distribution
Date for a class of Notes,  the amount  necessary to reduce the Note Principal
Balance  with  respect  to such  class of Notes to zero and (y) the sum of the
Note Principal Balances with respect to each outstanding class of Notes.

      Note  Depository:  The  depositary  from  time to time  selected  by the
Indenture  Trustee  on  behalf  of the  Trust in  whose  name  the  Notes  are registered  prior to the issue of Definitive  Notes. The first Note Depository shall be Cede &  Co., the nominee of the initial Clearing Agency.

      Note  Depository  Agreement:  The  agreement,  dated  as of the  Closing
Date, among the Owner Trustee,  the Indenture Trustee and The Depository Trust
Company,  as the initial Clearing Agency relating to the Notes,  substantially in the form of  Exhibit D to the  Indenture,  as the same may be  amended  and supplemented from time to time.

      Note Distribution  Account: The account designated as such,  established and  maintained  pursuant to Section  5.01(a)(ii) of the Pooling and Servicing
Agreement.

      Note Owner:  With  respect to a Book-Entry  Note,  the Person who is the beneficial  owner of such  Book-Entry  Note,  as reflected on the books of the
Clearing Agency, or on the books of a Person  maintaining an account with such
Clearing Agency  (directly as a Clearing Agency  Participant or as an Indirect
Participant,  in each  case in  accordance  with the  rules  of such  Clearing
Agency).

      Note  Pool  Factor:   With  respect  to  any  class  of  Notes  and  any
Distribution  Date,  a  seven-digit  decimal  figure  computed by the Servicer which is equal to the Note  Principal  Balance  for such class as of the close of such  Distribution  Date divided by the initial Note Principal  Balance for such class.

      Note  Principal  Balance:  With  respect  to any  class of Notes and any
Distribution  Date, the initial  aggregate  principal balance of such class of
Notes,  reduced by all previous  payments to the  Noteholders of such class in respect of principal of such Notes.

      Note  Register:  With  respect to any class of Notes,  the  register  of such Notes specified in Section 2.4 of the Indenture.

      Note  Registrar:  The  registrar  at  any  time  of the  Note  Register, appointed pursuant to Section 2.4 of the Indenture.

      Notes:  Collectively,  the Class A-1  Notes,  the Class A-2  Notes,  the
Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

      Obligor:   With  respect  to  any  Receivable,   the  purchaser  or  any
co-purchaser  of the  related  Financed  Vehicle or  Financed  Vehicles or any other Person, other than the maker of any Guaranty,  who owes payments under a
Receivable.

      Officer's  Certificate:  A certificate  signed by any Authorized Officer of the Owner  Trustee,  under the  circumstances  described  in, and otherwise complying with, the applicable  requirements of Section 11.1 of the Indenture, and  delivered to the  Indenture  Trustee.  Unless  otherwise  specified,  any reference  in  the  Indenture  to  an  officer's  certificate  shall  be to an
Officer's Certificate of any Authorized Officer of the Owner Trustee.

      Opinion of Counsel:  A written  opinion of counsel,  who may,  except as otherwise  expressly  provided,  be an employee of the Seller or the Servicer.
In  addition,  for  purposes  of the  Indenture:  (i) such  counsel  shall  be satisfactory to the Indenture Trustee;  (ii) the opinion shall be addressed to the Indenture  Trustee as Indenture Trustee and (iii) the opinion shall comply with any  applicable  requirements  of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

      Optional Purchase Proceeds:   The  amount  specified  in the  second  or
third  sentence,  as applicable,  of Section 9.01 of the Pooling and Servicing
Agreement.

      Outstanding:   With   respect   to  the   Notes,   as  of  the  date  of
determination,  all Notes  theretofore  authenticated  and delivered under the
Indenture except:

                   (i)  Notes  theretofore  canceled by the Indenture  Trustee or delivered to the Indenture Trustee for cancellation;

                  (ii)  Notes or portions  thereof the payment for which money in  the  necessary  amount  has  been  theretofore  deposited  with  the
      Indenture  Trustee or any Paying  Agent in trust for the Holders of such
      Notes; provided,  however, that if such Notes are to be redeemed, notice of such  redemption  has been duly given  pursuant to the  Indenture  or provision  therefor,  satisfactory  to the Indenture  Trustee,  has been made; and

                 (iii)  Notes in exchange  for or in lieu of other Notes which have been  authenticated and delivered pursuant to this Indenture unless proof  satisfactory to the Indenture  Trustee is presented that any such
      Notes are held by a protected purchaser;

provided,  however,  that in determining  whether the Holders of the requisite
Outstanding  Amount  of the  Voting  Notes  have  given any  request,  demand, authorization,  direction,  notice,  consent or waiver  hereunder or under any
Basic Document,  Notes  constituting part of the Owner Trust Estate, any other obligor upon the Notes,  the Seller or any  Affiliate of any of the  foregoing
Persons shall be disregarded  and deemed not to be  Outstanding,  except that, in  determining  whether the  Indenture  Trustee shall be protected in relying upon any such request, demand,  authorization,  direction,  notice, consent or waiver,  only Notes that the  Indenture  Trustee knows to be so owned shall be so  disregarded.  Notes so owned  that have been  pledged in good faith may be regarded as Outstanding if the pledgee  establishes to the satisfaction of the
Indenture  Trustee the  pledgor's  right so to act with  respect to such Notes and that the pledgee is not the Owner Trust  Estate,  any other  obligor  upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

      Outstanding  Amount:  As of any date, the aggregate  principal amount of all Notes, or a class of Notes, as applicable, Outstanding at such date.

      Outstanding  Monthly Advances:  As of an Accounting Date with respect to a  Receivable,  the sum of all  Monthly  Advances  made as of or prior to such
Accounting  Date  minus all  payments  or  collections  as of or prior to such
Accounting  Date  which are  specified  in  Section  5.06 of the  Pooling  and
Servicing  Agreement as reducing  Outstanding Monthly Advances with respect to such Receivable.

      Overdue  Payment:   With  respect  to  a  Distribution  Date  and  to  a
Receivable,  all payments received during the related Monthly Period in excess of any Supplemental  Servicing Fees, to the extent of the Outstanding  Monthly
Advances relating to such Receivable.

      Owner: For purposes of the Purchase  Agreement,  the Custodian Agreement
and the Pooling and  Servicing  Agreement,  the "Owner" of a Receivable  means
(i) NFRRC  until the  execution  and  delivery  of the  Further  Transfer  and
Servicing Agreements and (ii) thereafter,  the Owner Trustee, on behalf of the
Trust;  provided,  that NFC or NFRRC,  as applicable,  shall be the "Owner" of any  Receivable  from and after the time that such Person  shall  acquire such
Receivable,  whether  pursuant  to  Section  5.04 of the  Purchase  Agreement,
Section 3.08 of the Pooling and Servicing  Agreement,  any other  provision of the Further Transfer and Servicing Agreements or otherwise.

      Owner  Trust  Estate:  All  right,  title  and  interest  of  the  Owner
Trustee,  on behalf of the Trust in and to the property and rights assigned to the  Owner  Trustee,  on behalf of the Trust  pursuant  to  Article  II of the
Pooling and  Servicing  Agreement,  all funds on deposit  from time to time in the Collection Account and the Certificate  Distribution Account and all other property  of the Owner  Trustee,  on  behalf  of the Trust  from time to time, including  any  rights of the Owner  Trustee  and the  Trust  pursuant  to the
Pooling and Servicing Agreement and the Administration Agreement.

      Owner  Trustee:  Chase  Manhattan  Bank  USA,  National  Association,  a
national  bank,  not in its  individual  capacity but solely as owner  trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

      PA Assignment: As defined in Section 2.01 of the Purchase Agreement.

      Partial  Prepayment:  With  respect  to a  Distribution  Date and to any
Receivable,  the  portion  of an Actual  Payment  in  excess of the  Scheduled
Payment  which  equals  one or more  future  Scheduled  Payments  but does not constitute a Full  Prepayment  and results in a Rebate in accordance  with the
Servicer's customary procedures.

      Party:  A Party as defined in Section 6.01 of the Pooling and  Servicing
Agreement.

      Paying Agent:  With respect to the Indenture,  the Indenture  Trustee or any other  Person  that  meets the  eligibility  standards  for the  Indenture
Trustee  specified in Section 6.11 of the  Indenture  and is authorized by the
Owner Trustee to make the payments to and  distributions  from the  Collection
Account and the Note Distribution  Account,  including payment of principal of or interest on the Notes on behalf of the Owner  Trustee.  With respect to the
Trust  Agreement,  any paying agent or co-paying agent  appointed  pursuant to
Section 3.9 of the Trust  Agreement that meets the  eligibility  standards for the Owner  Trustee  specified  in  Section  6.13 of the Trust  Agreement,  and initially The Chase Manhattan Bank.

      Person:  Any  legal  person,  including  any  individual,   corporation,
limited liability  company,  partnership,  joint venture,  association,  joint stock company, trust,  unincorporated organization or government or any agency or political subdivision thereof.

      Physical  Property:   Means  bankers'  acceptances,   commercial  paper,
negotiable  certificates  of deposit  and other  obligations  that  constitute
"instruments"  within the  meaning of Section  9-105(1)(i)  of the UCC and are susceptible of physical delivery.

      Pooling and Servicing  Agreement:  The Pooling and Servicing  Agreement,
dated as of November 1, 2000,  among NFC, the Seller and Chase  Manhattan Bank
USA, National Association,  as Owner Trustee, as amended and supplemented from time to time.

      Predecessor  Note: With respect to any particular  Note,  every previous
Note  evidencing  all or a portion of the same debt as that  evidenced by such
particular  Note;  and,  for  the  purpose  of  this   definition,   any  Note
authenticated  and  delivered  under Section 2.5 of the Indenture in lieu of a mutilated,  lost,  destroyed  or stolen Note shall be deemed to  evidence  the same debt as the mutilated, lost, destroyed or stolen Note.

      Prepayment:  With respect to a  Distribution  Date and to a  Receivable, the portion of an Actual Payment in excess of the Scheduled Payment.

      Prepayment  Surplus:  With respect to any  Distribution  Date on which a
Prepayment  is to be applied  with  respect to a  Receivable,  that portion of such  Prepayment,  net of any  Rebate to the  Obligor  of the  portion  of the
Scheduled  Payments  attributable to unearned  finance  charges,  which is not allocable to principal in accordance with the actuarial method.

      Principal  Distributable  Amount: With respect to any Distribution Date, the sum of:  (i) the  principal  portion of all  Scheduled  Payments  due with respect  to  the  related  Monthly  Period  on  the  Receivables  (other  than
Liquidating  Receivables),  (ii) the  principal  portion  of  all  Prepayments received  during the related  Monthly Period (except to the extent included in
(i) above)  and  (iii) the  Receivable  Balance  of each  Receivable  that the
Servicer  purchased,  the  Seller  repurchased  or that  became a  Liquidating
Receivable  during the related  Monthly Period (except to the extent  included in (i) or (ii) above).

      Principal  Payment  Amount:  With respect to any  Distribution  Date, an amount equal to the lesser of (a) the Principal  Distributable Amount for such
Distribution  Date  and (b) the  Total  Available  Amount  over the sum of the
Total  Servicing  Fee and  accrued  and unpaid  interest  on the Notes due and payable on such Distribution Date.

      Proceeding:  Any suit in  equity,  action  at law or other  judicial  or administrative proceeding.

      Program:  As defined in subsection  4.02(a) of the Pooling and Servicing
Agreement.

      PSA  Assignment:  The  Assignment  described  in  Section  2.01  of  the
Pooling and Servicing Agreement.

      Purchase  Agreement:  The  Purchase  Agreement,  dated as of November 1,
2000,  between NFC and the Seller,  as amended and  supplemented  from time to time.

      Purchase  Date:  "Purchase  Date"  as  defined  in  Section  2.01 of the
Purchase Agreement.

      Purchase Price:  As defined in Section 2.02 of the Purchase Agreement.

      Purchased  Property:  As of  any  date,  means  all  of  the  Designated
Receivables and the Related  Security  transferred by NFC to NFRRC pursuant to
Section 2.01 of the Purchase Agreement as of such date.

      Rating Agencies: As of any date, the nationally  recognized  statistical rating  organizations  requested by the Seller to provide ratings on the Notes which are rating the Notes on such date.

      Rating  Agency  Condition:  With  respect to any action,  the  condition that  each  Rating  Agency  shall  have  been  given at least 10 days (or such shorter  period as is acceptable to each Rating  Agency) prior notice  thereof and that each of the Rating  Agencies  shall have  notified  the  Seller,  the
Servicer  and the Owner  Trustee in writing  that such action shall not result in a downgrade or withdrawal of the then current rating of the Notes.

      Rebate:  With  respect to a given date and to a  Receivable,  the rebate under such  Receivable that is or would be payable to the Obligor for unearned finance  charges or any other charges that are or would be subject to a rebate to the Obligor upon the payment of a Partial Prepayment or a Full Prepayment.

      Receivable:  A Retail  Note  secured  by one or more  Financed  Vehicles that  is  transferred  to  the  Owner  Trustee  pursuant  to the  Pooling  and
Servicing Agreement and all rights and obligations thereunder.

      Receivable   Balance:   With  respect  to  any  Receivable,   as  of  an
Accounting Date, the Initial  Receivable  Balance thereof minus the sum of the following  amounts,  in each case  computed in  accordance  with the actuarial method:  (i) that  portion of all  Scheduled  Payments  allocated to principal due on or after the Cutoff Date and on or prior to the Accounting  Date,  (ii)
that  portion of all Warranty  Payments or  Administrative  Purchase  Payments
allocated to  principal,  (iii) that portion of all  Prepayments  allocated to principal,  and (iv) that portion of the  following  received and allocated to principal by the Servicer:  benefits of any lease  assignments,  proceeds from any  Insurance  Policies,  Liquidation  Proceeds,  proceeds  from  any  Dealer
Liability,  proceeds from any International  Purchase Obligations and proceeds from any Guaranties.

      Receivable  File:  The  documents  listed in Section 2.03 of the Pooling and Servicing Agreement pertaining to a particular Receivable.

      Record  Date:  (i) with  respect  to the Notes and with  respect  to any
Distribution  Date,  the close of  business on the day  immediately  preceding such  Distribution  Date, or if Definitive  Notes are issued,  the last day of the preceding  Monthly Period;  and (ii) with respect to the  Certificates and with respect to any Distribution  Date, the last day of the preceding  monthly period.

      Redemption  Date:  The  Distribution  Date  specified by the Servicer or the Owner  Trustee  pursuant to Section  10.1(a) or (b) of the  Indenture,  as applicable.

      Redemption  Price:  An amount equal to the aggregate of the  Outstanding
Amount of such Notes,  together with all accrued and unpaid  interest  thereon as of the Redemption Date.

      Registered  Holder:  The  Person in whose name a Note is  registered  on the Note Register on the applicable Record Date.

      Related Security:  The "Related  Security" as defined in Section 2.01 of the Purchase Agreement.

      Remaining  Gross Balance:  With respect to any Receivable  (other than a
Liquidating  Receivable)  and as of an  Accounting  Date,  the  Initial  Gross
Receivable  Balance  thereof  minus the sum of (i) the  portion  of all Actual
Payments  with  respect  to such  Receivable,  (ii) any  Warranty  Payment  or
Administrative  Purchase  Payment with respect to any such  Receivable,  (iii)
any Prepayments  applied to reduce the Initial Gross Receivable Balance of any such Receivable and (iv) proceeds from any Insurance  Policies with respect to such  Receivable,  plus for any Receivable not classified by the Servicer as a
"finance  charge - included  contract," the portion of the payments  specified in the  preceding  clauses  (i),  (ii),  (iii)  or  (iv)  above  allocable  in accordance with the actuarial  method to finance charges;  provided,  however, that the Remaining  Gross Balance of any Receivable that has been designated a
Liquidating Receivable during the related Monthly Period shall equal zero.

      Repurchase  Event: A Repurchase  Event  described in Section 5.04 of the
Purchase Agreement.

      Required  Deposit  Rating:   A  rating  on  short-term   unsecured  debt
obligations  of P-1 by Moody's  Investors  Service,  Inc. and A-1+ by S& P. Any
requirement  that  short-term  unsecured debt  obligations  have the "Required
Deposit Rating" means that such  short-term  unsecured debt  obligations  have the foregoing required ratings from each of such rating agencies.

      Reserve  Account:  The  account  designated  as  such,  established  and maintained pursuant to Section 4.07(a) of the Pooling and Servicing Agreement.

      Reserve Account Initial Deposit:  Cash or Eligible  Investments having a value of at least  $36,323,729.63,  which shall be deposited  into the Reserve
Account on the Closing  Date,  pursuant to Section  4.07(a) of the Pooling and
Servicing Agreement.

      Reserve  Account  Property:  As  defined in the  Granting  Clause of the
Indenture.

      Responsible  Officer:  With  respect  to the  Indenture  Trustee  or the
Owner Trustee,  any officer within the Corporate Trust Office of such trustee, including any Vice President,  Assistant Vice President,  Assistant Secretary,
Assistant  Treasurer,  Trust  Officer or any other officer of such Trustee who customarily  performs  functions similar to those performed by the persons who at the time shall be such  officers,  respectively,  or to whom any  corporate
trust  matter  is  referred   because  of  such  person's   knowledge  of  and
familiarity   with  the   particular   subject   and  who  shall  have  direct
responsibility  for the  administration  of the  Indenture  or the  Trust,  as applicable,  and,  with  respect  to the  Servicer,  the  President,  any Vice
President,  Assistant Vice President,  Secretary,  Assistant  Secretary or any
other  officer or  assistant  officer of such  Person  customarily  performing functions similar to those performed by any of the above designated  officers, and also, with respect to a particular  matter, any other officer to whom such matter is referred  because of such  officer's  knowledge  of and  familiarity with the particular subject.

      Retail Note:      A retail loan  evidenced by a note and secured by, one
or more new or used medium or heavy duty trucks, buses or trailers.

      Revised Article 8: Revised  Article 8 (1994 Version) (and  corresponding amendments to Article 9) as promulgated in 1994 by the National  Conference of
Commissioners  on Uniform State Laws, in the form in which it has been adopted in the State of New York.

      S& P : Standard &  Poor's Ratings Services and any successor thereto.

      Schedule of  Receivables:  The schedule of all  Receivables  transferred to the Owner  Trustee,  annexed to the Pooling and Servicing  Agreement and on file at the  locations  listed  on  Exhibit B  to the  Pooling  and  Servicing
Agreement,  as it may be amended from time to time in  accordance  the Pooling and Servicing Agreement.

      Scheduled  Payment:  A payment which (i) is in the amount required under the terms of a  Receivable  in effect as of the Cutoff  Date,  except,  in the case of any Receivable  secured by more than one Financed  Vehicle,  including any changes in the terms of such  Receivable  resulting from a Full Prepayment with respect to any Financed Vehicle related  thereto,  (ii) is payable by the
Obligor  and  (iii)  includes   finance  charges   equivalent  to  the  Annual
Percentage  Rate.  When  Scheduled   Payment  is  used  with  reference  to  a
Distribution  Date, it means the payment  which is due in the related  Monthly
Period;  provided,  however,  that in the case of the first Distribution Date, the Scheduled  Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

      Secretary of State:  The Secretary of State of the State of Delaware.

      Securities:  The Notes and the Certificates.

      Securities Act:  The Securities Act of 1933, as amended.

      Security  Certificate:  Has the  meaning  given  such  term  in  Section
8-102(a)(16) of the New York UCC.

      Security  Entitlement:  Has the  meaning  given  such  term  in  Section
8-102(a)(17) of the New York UCC.

      Securityholder:  Any of the Noteholders or Certificateholders.

      Seller:  The Person  executing  the Pooling and  Servicing  Agreement as the  Seller,  or its  successor  in interest  pursuant to Section  6.03 of the
Pooling and Servicing Agreement.

      Servicer:  The Person  executing the Pooling and Servicing  Agreement as the  Servicer,  or its  successor in interest  pursuant to Section 7.02 of the
Pooling and Servicing Agreement.

      Servicer  Default:  An event  described  in Section  8.01 of the Pooling and Servicing Agreement.

      Servicer's  Certificate:  A  certificate,  completed  by and executed on behalf of the  Servicer,  in  accordance  with Section 3.10 of the Pooling and
Servicing Agreement.

      Specified  Reserve  Account  Balance:  With respect to any  Distribution
Date,  the lesser of (i) the Note  Principal  Balance for all classes of Notes as of such Distribution Date, and (ii) the greater of:

            (a)   5.5% of the  Aggregate  Receivables  Balance as of the close of business on the last day of the related Monthly  Period,  except that if on any Distribution Date (i) the product  (expressed as a percentage)
      of (A) twelve and (B) a  fraction,  the  numerator  of which is equal to the sum of the Aggregate  Losses plus  Liquidation  Proceeds for each of the  Monthly  Periods  which are the  fifth,  fourth  and third  Monthly
      Periods  preceding the Monthly  Period in which such  Distribution  Date occurs,  minus  the sum of the  Liquidation  Proceeds  for  the  Monthly
      Periods which are the first,  second and third Monthly Periods preceding the  Monthly  Period in which such  Distribution  Date  occurs,  and the denominator  of which is the sum of the Remaining  Gross Balances of all outstanding  Receivables as of the last day of each of the sixth,  fifth and fourth  Monthly  Periods  preceding the Monthly Period in which such
      Distribution  Date  occurs,  exceeds  1.5% or (ii)  the  average  of the
      Delinquency  Percentages  for the preceding  three months  exceeds 2.0%, then the percentage of the Aggregate  Receivables Balance referred to in this clause (a), shall be equal to 10.0%; and

            (b)   2.0% of the Initial Aggregate Receivables Balance.

      State:  Any one of the 50 States of the United  States of America or the
District of Columbia.

      Supplemental  Servicing  Fee:  All late  fees,  prepayment  charges  and
other   administrative  fees  and  expenses  or  similar  charges  allowed  by applicable law with respect to Receivables,  collected (from whatever  source)
on the Receivables during the applicable Monthly Period.

      Temporary Notes:  The Notes specified in Section 2.3 of the Indenture.

      Total  Available  Amount:  With respect to a Distribution  Date, the sum of the  Available  Amount  and the  amount of all cash and  other  immediately available funds in the Reserve Account immediately prior to such date.

      Total  Servicing Fee: The sum of the Basic  Servicing Fee and any unpaid
Basic Servicing Fees from all prior Distribution Dates.

      Transfer and Servicing Agreements:  The  Purchase   Agreement,   the  PA
Assignment,  the Pooling and  Servicing  Agreement,  the PSA  Assignment,  the
Trust  Agreement,   the  Indenture,   the  Administration  Agreement  and  the
Custodian Agreement.

      Transfer Date: With respect to any  Distribution  Date, the Business Day immediately preceding such Distribution Date.

      Treasury Regulations:  The regulations,  including proposed or temporary regulations,  promulgated  under  the  Code.  References  herein  to  specific provisions  of proposed  or  temporary  regulations  shall  include  analogous
provisions  of  final  Treasury   Regulations  or  other  successor   Treasury
Regulations.

      Trust:  Navistar  Financial  2000-B Owner Trust,  a Delaware  common law trust created by the Trust Agreement.

      Trust  Agreement:  The Trust  Agreement,  dated as of  November 1, 2000, between the Seller and the Owner  Trustee,  as amended and  supplemented  from time to time;  such agreement  being the Amended and Restated Trust  Agreement contemplated  by the Trust Agreement dated October 18, 2000 between the Seller and the Owner Trustee.

      Trust Estate:  All money,  instruments,  rights and other  property that are  subject or intended  to be subject to the lien and  security  interest of the Indenture for the benefit of the  Noteholders  (including all property and interests Granted to the Indenture  Trustee),  including all proceeds thereof, and the  Reserve  Account  and the  Reserve  Account  Property  pledged to the
Indenture Trustee pursuant to the Indenture.

      Trust  Indenture  Act or  TIA:  The  Trust  Indenture  Act of 1939 as in
force on the date hereof, unless otherwise specifically provided.

      Trustees:  The Owner Trustee and the Indenture Trustee.

      UCC:  The  Uniform   Commercial  Code  as  in  effect  in  the  relevant
jurisdiction.

      Uncertificated  Security:  As of any date, has the meaning given to such term under the applicable UCC as in effect on such date.

      Underwriting Agreement:  The Underwriting  Agreement,  dated October 19,
2000, among Banc of America  Securities LLC, as  representative of the several underwriters  party  thereto,  the Servicer and the Seller with respect to the sale of the Notes.

      Voting Notes: Whenever any request,  demand,  authorization,  direction, notice,  consent, waiver or other act of a specified percentage in Outstanding
Amount of the Notes is required to be obtained from,  given by or furnished to or  filed  with  the  Indenture  Trustee,  the  Owner  Trustee  or the  Rating
Agencies,  such requirement shall be satisfied as to the "Voting Notes" if the specified  percentage of the  Outstanding  Amount of each of the following two voting  classes  acts in such  fashion:  (a) first,  the Class A Notes and the
Class B Notes voting  together as a single  class and (b) second,  the Class A
Notes voting as a single class.

      Warranty  Payment:  With  respect  to  a  Distribution  Date  and  to  a
Warranty Receivable  repurchased as of the related Accounting Date, the sum of
(i) the sum of all remaining  Scheduled  Payments on such Warranty  Receivable due after the  Accounting  Date,  (ii) all past due  Scheduled  Payments  with respect to which a Monthly Advance has not been made, (iii) any  reimbursement made  pursuant  to the  last  sentence  of  Section  5.06 of the  Pooling  and
Servicing  Agreement  with respect to such Warranty  Receivable,  and (iv) all
Outstanding Monthly Advances made on such Warranty  Receivable,  minus (x) the rebate,  calculated in accordance  with the  actuarial  method,  that would be payable to the Obligor on such Warranty  Receivable were the Obligor to prepay such Receivable in full on such day and (y) any  Liquidation  Proceeds (to the extent applied to reduce the Receivable  Balance of such Warranty  Receivable)
previously received with respect to such Warranty Receivable.

      Warranty  Purchaser:  Either (i) the Seller  pursuant to Section 2.06 of the Pooling and  Servicing  Agreement  or (ii) NFC pursuant to Section 5.04 of the Purchase Agreement.

      Warranty  Receivable:  A  Receivable  which the Warranty  Purchaser  has become  obligated  to  repurchase  pursuant to Section 2.06 of the Pooling and
Servicing Agreement or Section 5.04 of the Purchase Agreement.

                        PART II - RULES OF CONSTRUCTION

      (a)   Accounting   Terms.   As  used  in  this  Appendix  or  the  Basic
Documents,  accounting  terms  which are not  defined,  and  accounting  terms partly defined,  herein or therein shall have the respective meanings given to them under generally accepted  accounting  principles.  To the extent that the definitions  of accounting  terms in this Appendix or the Basic  Documents are inconsistent  with  the  meanings  of  such  terms  under  generally  accepted accounting  principles,  the  definitions  contained  in this  Appendix or the
Basic Documents will control.

      (b)   "Hereof," etc. The words  "hereof,"  "herein" and  "hereunder" and words of similar  import when used in this Appendix or any Basic Document will refer  to this  Appendix  or such  Basic  Document  as a whole  and not to any particular  provision of this  Appendix or such Basic  Document;  and Section,
Schedule  and  Exhibit  references  contained  in this  Appendix  or any Basic
Document  are  references  to Sections,  Schedules  and Exhibits in or to this
Appendix or such Basic Document unless otherwise  specified.  The word "or" is not exclusive.

      (c)   Reference   to   Distribution   Dates.   With   respect   to   any
Distribution  Date,  the "related  Monthly  Period,"  and the "related  Record
Date,"  will  mean  the  Monthly   Period  and  Record   Date,   respectively,
immediately  preceding such  Distribution  Date, and the  relationships  among
Monthly  Periods  and  Record  Dates  will  be  correlative  to the  foregoing relationships.

      (d)   Number and  Gender.  Each  defined  term used in this  Appendix or the Basic  Documents  has a  comparable  meaning  when  used in its  plural or singular form.  Each  gender-specific  term used in this Appendix or the Basic
Documents has a comparable  meaning  whether used in a masculine,  feminine or gender-neutral form.

      (e)   Including.  Whenever  the term  "including"  (whether  or not that term is followed  by the phrase  "but not limited to" or "without  limitation"
or words of similar  effect) is used in this  Appendix or the Basic  Documents in  connection  with a listing of items  within a  particular  classification, that  listing  will be  interpreted  to be  illustrative  only and will not be interpreted  as a  limitation  on, or  exclusive  listing of, the items within that classification.

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                                  APPENDIX B

                        Notice Addresses and Procedures

            All requests,  demands,  directions,  consents,  waivers, notices, authorizations  and  communications  provided  or  permitted  under  any Basic
Document to be made upon, given or furnished to or filed with the Seller,  the
Servicer,  the Administrator,  the Indenture Trustee, the Owner Trustee or the
Rating Agencies shall be in writing,  personally delivered,  sent by facsimile with a copy to follow via first class mail or mailed by certified  mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

            (a)   in the case of the Seller, at the following address:

                  Navistar Financial Retail Receivables Corporation
                  c/o Corporation Trust Center
                  1209 Orange Street
                  Wilmington, Delaware 19801

            with a copy to:

                  Navistar Financial Retail Receivables Corporation
                  2850 West Golf Road
                  Rolling Meadows, Illinois 60008
                  Attention:  General Counsel

            (b)   in  the  case  of  the   Servicer,   the  Custodian  or  the
                  Administrator, at the following address:

                  Navistar Financial Corporation
                  2850 West Golf Road
                  Rolling Meadows, Illinois 60008
                  Attention:  Treasurer

            with a copy to:

                  Navistar Financial Corporation
                  2850 West Golf Road
                  Rolling Meadows, Illinois 60008
                  Attention:  General Counsel

            (c)   in the  case  of the  Indenture  Trustee,  at its  Corporate
                  Trust Office

            (d)   in the case of the Owner  Trustee,  to the Owner  Trustee at its Corporate Trust Office, with copies to:

                  Navistar Financial Retail Receivables Corporation
                  c/o Corporation Trust Center
                  1209 Orange Street
                  Wilmington, Delaware 19801

                  and:

                  Navistar Financial Retail Receivables Corporation
                        2850 West Golf Road
                  Rolling Meadows, Illinois 60008
                  Attention:  General Counsel

            The Owner Trustee shall promptly  transmit any notice  received by
            it  from  the  Noteholders  to  the  Indenture   Trustee  and  the
            Indenture  Trustee  shall  likewise  promptly  transmit any notice received by it from the Noteholders to the Owner Trustee.

            (e)   in the case of Moody's Investors Service, Inc., to

                  Moody's Investors Service, Inc.
                  ABS Monitoring Department
                  99 Church Street
                  New York, New York 10007 and

            (f)   in the case of Standard &  Poor's Ratings Services, to

                  Standard &  Poor's Ratings Services
                  55 Water Street
                  New York, New York 10041
                  Attention:  Asset Backed Surveillance Department

or at such  other  address as shall be  designated  by such party in a written notice to the other parties to this Agreement.

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            Where any Basic  Document  provides for notice to  Securityholders of any  condition or event,  such notice shall be  sufficiently  given (unless otherwise  herein  expressly  provided)  if  it  is  in  writing  and  mailed,
first-class,   postage  prepaid  to  each  Securityholder   affected  by  such
condition  or  event,  at such  Person's  address  as it  appears  on the Note
Register or Certificate  Register,  as  applicable,  not later than the latest date,  and not  earlier  than the  earliest  date,  prescribed  in such  Basic
Document  for the  giving of such  notice.  If notice  to  Securityholders  is given by mail,  neither  the failure to mail such notice nor any defect in any
notice  so  mailed  to  any   particular   Securityholder   shall  affect  the
sufficiency  of such notice  with  respect to other  Securityholders,  and any notice that is mailed in the manner  herein  provided  shall  conclusively  be presumed to have been duly given  regardless of whether such notice is in fact actually received.